                          SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement   / / Confidential, for Use of the Commission
                                      Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                              Mesa Air Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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/x/ No fee required

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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

                                      LOGO
                           3753 HOWARD HUGHES PARKWAY
                                   SUITE 200
                            LAS VEGAS, NEVADA 89109

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 24, 1998

To the Shareholders:

     The Annual Meeting of Shareholders of Mesa Air Group, Inc. (the "Company") will be held on Friday, July 24, 1998 at 11:00 a.m., Pacific Daylight Time, at the Holiday Inn Crowne Plaza, 4255 S. Paradise Road, Ballroom A, Las Vegas, Nevada. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

          1. To elect nine directors of the Company to serve until the next Annual Meeting of Shareholders.

          2. To approve a Key Officer Stock Option Plan which provides for the issuance of 1,600,000 options to purchase 1,600,000 shares of Common Stock.

          3. To approve the new Outside Directors' Stock Option Plan which provides for the issuance of 150,000 options to purchase 150,000 shares of Common Stock.

          4. To approve an amendment to the 1996 Employee Stock Option Plan to authorize the issuance of additional options to purchase 1,500,000 shares of Common Stock and for certain other reasons set forth herein.

          5. To ratify Indemnification Agreements controlled by the laws of Nevada for the executive officers and directors of the Company.

          6. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company during fiscal 1998.

          7. To vote on a shareholder proposal to hire an investment banker.

          8. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournments thereof.

     The Board of Directors has fixed the close of business on May 26, 1998 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

     EVEN IF YOU NOW EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH, WHETHER OR NOT YOU HAVE ALREADY MAILED THE ENCLOSED PROXY.

                                          By Order of the Board of Directors

                                          LOGO

                                          GARY RISLEY
                                          Secretary
Las Vegas, Nevada
June 15, 1998

                               TABLE OF CONTENTS

PROXY STATEMENT.............................................    1
  General...................................................    1
  Quorum and Required Vote..................................    1
  Revocability of Proxies...................................    1
  Solicitation..............................................    2
PROPOSAL 1 -- ELECTION OF DIRECTORS.........................    2
  Committees................................................    4
  Common Stock Ownership and Compensation...................    4
PROPOSAL 2 -- APPROVAL OF KEY OFFICER STOCK OPTION PLAN.....    5
  Background................................................    5
  Consequences of Failure to Ratify Key Officer Plan........    5
  Purpose...................................................    5
  Terms of Key Officer Stock Option Plan....................    5
  Tax Consequences..........................................    7
  Vote Required for Approval................................    7
PROPOSAL 3 -- RATIFICATION OF OUTSIDE DIRECTORS' STOCK
  OPTION PLAN...............................................    7
  General...................................................    7
  Purpose...................................................    7
  Terms of Outside Directors' Stock Option Plan.............    8
  Tax Consequences..........................................    9
  Vote Required for Approval................................    9
PROPOSAL 4 -- AMENDMENT TO 1996 EMPLOYEE STOCK OPTION
  PLAN......................................................    9
  General...................................................    9
  Purpose...................................................   10
  Terms of Employee Stock Option Plan, As Amended...........   11
  Tax Consequences..........................................   12
  Vote Required for Approval................................   13
PROPOSAL 5 -- RATIFICATION OF NEVADA INDEMNIFICATION
  AGREEMENTS................................................   14
  Background of Indemnification Agreements..................   14
  Principal Reasons for Adopting New Indemnification
     Agreements.............................................   14
  Comparison of Indemnification Agreements..................   14
  Certain Differences Between the Indemnification Laws of
     New Mexico and Nevada..................................   15
  Possible Adverse Effects on Shareholders..................   16
  Director and Officer Insurance............................   16
  Vote Required for Approval................................   16
PROPOSAL 6 -- RATIFICATION OF SELECTION OF INDEPENDENT
  AUDITORS..................................................   17
PROPOSAL 7 -- SHAREHOLDER PROPOSAL -- SELL OR MERGE MESA
  AIR.......................................................   17
  Supporting Statement......................................   18
  Recommendation by the Board of Directors Against This
     Proposal...............................................   19
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS............   20
  Compensation Committee Report on Executive Compensation...   20
  Compensation Summary of Executive Officers................   22
  Options...................................................   22
  Employment Agreements.....................................   23
  Compensation of Directors.................................   25
  Compensation Committee Interlocks.........................   27
RELATED PARTY TRANSACTIONS..................................   27

FIVE-YEAR SHAREHOLDER RETURN COMPARISON.....................   28
  Comparison of Five-Year Cumulative Total Returns..........   28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   28
GRANTS OF OPTIONS UNDER COMPENSATION PLANS..................   31
OTHER BUSINESS..............................................   31
ADDITIONAL INFORMATION......................................   32
APPENDICES:
  Appendix A    --   Key Officer Stock Option Plan
  Appendix B    --   Outside Directors' Stock Option Plan
  Appendix C    --   Employee Stock Option Plan, As Amended
  Appendix
     C-1        --   First Amendment to Stock Option Plan
  Appendix D    --   Nevada Indemnification Agreement
  Appendix E    --   New Mexico Indemnification Agreement

                                      LOGO

                           3753 HOWARD HUGHES PARKWAY
                                   SUITE 200
                            LAS VEGAS, NEVADA 89109

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 24, 1998

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Mesa Air Group, Inc., a Nevada corporation (the "Company" or "Mesa"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Holiday Inn Crowne Plaza, 4255 S. Paradise Road, Ballroom A, Las Vegas, Nevada, on Friday, July 24, 1998, at 11:00 a.m., Pacific Daylight Time, or any postponement or adjournment thereof. The Board has fixed the close of business on May 26, 1998 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. On the record date, the Company had outstanding and entitled to vote 28,327,917 shares of Common Stock, no par value ("Common Stock"). Each share of Common Stock is entitled to one vote per share. The Common Stock constitutes the only class of capital stock of the Company issued and outstanding.

     The Company's principal executive offices are located at 3753 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada 89101. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to shareholders is June 15, 1998.

QUORUM AND REQUIRED VOTE

     Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with instructions thereon. If there are no such instructions, the shares will be voted (i) for the election of the nominees for director named in this Proxy Statement; (ii) for the Key Officer Stock Option Plan; (iii) for the Outside Directors' Stock Option Plan; (iv) for the amendment to the 1996 Employee Stock Option Plan to authorize the issuance of an additional 1,500,000 options to purchase shares of Common Stock and to make certain other amendments; (v) for the ratification of the Director and Officer Indemnification Agreements governed by the laws of Nevada;
(vi) for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending September 30, 1998, and (vii) against a shareholder proposal to hire an investment banker (collectively, the "Proposals").

     Holders of shares of Common Stock entitled to a majority of the votes of all shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. The nine nominees receiving a plurality of votes by shares represented and entitled to vote at the Annual Meeting, if a quorum is present, will be elected as Directors of the Company. Cumulative voting is not permitted by the Company's Articles of Incorporation or Bylaws. An affirmative vote of a majority of the shares present and voting at the Annual Meeting is required for approval of all other Proposals being submitted to the shareholders for their consideration. Abstentions cast by proxy and broker non-votes are counted towards a quorum. Abstentions and broker non-votes cast by proxy will have no effect with respect to any of the Proposals.

REVOCABILITY OF PROXIES

     A Shareholder may revoke a proxy by a later proxy or by giving notice of such revocation to the Company in writing or at the Annual Meeting before such proxy is voted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

SOLICITATION

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telefax or in person without additional compensation. Brokerage houses, bank nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses. The Company may use the services of paid solicitors and Georgeson & Co. has been retained at a base fee of $7,500 for that purpose. Georgeson & Co. may receive additional fees based upon its customary rates if unanticipated services are required.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Company's Articles of Incorporation provide that the number of Directors shall be fixed from time to time by the Board of Directors. On January 29, 1998 the Board voted to amend the Company's Bylaws to increase the number of Directors from seven to nine. All nominees are currently members of the Board. The nine nominees named herein have been recommended for election as Directors until the next annual meeting or until their successors have been elected and qualified. It is intended that proxies received in response to this solicitation will be voted for the election of the nine persons so nominated, unless otherwise specified. If, for any reason, any nominee shall become unavailable for election or shall decline to serve, persons named in the Proxy may exercise discretionary authority to vote for a substitute nominee proposed by the Board. No circumstances are presently known which would render a nominee named herein unavailable.

     The following directors have been nominated for election:

     PAUL R. MADDEN, age 71, was appointed as Chairman of the Board and Chairman of the Executive Committee on February 3, 1998 and as a director of Mesa in April 1997. Mr. Madden is currently Of Counsel to the Phoenix law firm of Gallagher & Kennedy and specializes in the corporate and securities areas. From June 1994 through November 1997, Mr. Madden was a partner of the Chicago firm of Chapman and Cutler serving in its Phoenix office. Mr. Madden served as a partner with the Phoenix law firm of Beus, Gilbert & Morrill from January 1991 until June 1994. Prior to joining the Board, Mr. Madden served as securities counsel to Mesa for approximately nine years.

     JONATHAN G. ORNSTEIN, age 41, was appointed Chief Executive Officer effective May 1, 1998 and was appointed to the Compensation Committee on February 3, 1998, the Executive Committee on March 13, 1998, and as a director on January 29, 1998. Mr. Ornstein is the controlling shareholder of Barlow Management, Inc., the general partner of Barlow Partners II L.P., an investment partnership which owns approximately eight percent of CCAir, Inc., a regional airline based in Charlotte, North Carolina and approximately six percent of the Company and is Chairman of the Board of Virgin Express Holdings, plc, which operates through a subsidiary called Virgin Express, S.A./N.V. as a low-cost European airline. From April 1996 to his joining the Company as CEO, Mr. Ornstein served as President and Chief Executive Officer of Virgin Express Holdings, plc. Mr. Ornstein joined Continental Express Airlines, Inc. as President and Chief Executive Officer in July 1994 and in November 1994, he assumed additional duties at Continental Airlines, Inc. as Senior Vice President, Airport Services. Mr. Ornstein was employed by Mesa from 1988 to July 1994 where his positions included President of Mesa's WestAir Holding, Inc. subsidiary and Executive Vice President. Mr. Ornstein's employment agreement provides the Company will use its good-faith efforts to cause the Board to include Mr. Ornstein among its nominees and to appoint him as Chief Executive Officer through March 13, 2001.

     From March 1985 to December 1987, Mr. Ornstein was a securities broker. In separate proceedings in 1991 and 1992, he was sanctioned by the NASD and the American Stock Exchange ("ASE"), respectively, for certain violations of the NASD's Rules of Fair Practice, the Rules and Constitution of the ASE, and the Securities Exchange Act of 1934, as amended. The relevant activities took place between March 1985 and December 1987 and included effecting unauthorized trades in customers' option accounts. In connection with these NASD and ASE proceedings, Mr. Ornstein was (i) censured by the NASD and ASE, (ii) fined a total of $30,000, (iii) suspended for two years and three years, respectively, from association with any member of the NASD or the ASE, and (iv) ordered subject to one year of increased supervision by the ASE. Mr. Ornstein has advised the Company that he has complied fully with the requirements of the sanctions.

     JAMES E. SWIGART, age 46, has served as a director and as Vice Chairman of the Board since January 29, 1998, a member of the Company's Audit Committee since February 3, 1998 and a member of the Nominating Committee since April 27, 1998. Mr. Swigart is a minority shareholder of Barlow Management, Inc., the general partner of Barlow Partners II, L.P. which owns approximately 8 percent of CCAir, Inc., a regional airline based in Charlotte, North Carolina and approximately 6 percent of the Company. Mr. Swigart is currently the President and Chief Executive Officer of Virgin Express, S.A./N.V., a low-cost European commuter airline, positions he has held since May 1, 1998. He was appointed a director of Virgin Express Holdings, plc on May 22, 1998. From December 1995 to April 1998, Mr. Swigart served as the Chief Financial Officer of Virgin Express, S.A./N.V. Mr. Swigart served as the Chief Financial Officer of Continental Express Airlines, Inc. from July 1994 to November 1996 and President and controlling shareholder of Hydralign, a manufacturer of machinery for the paper and plastics industries from September 1993 to July 1994. From 1986 until August 1993, Mr. Swigart served as the Senior Vice President of the Transportation Group at Lehman Brothers. He previously served as a member of the Board of the Company from December 6, 1993 until August 10, 1994.

     J. CLARK STEVENS, age 48, was named President of Mesa in January 1995 and has been a director of the Company since May 1995. From February 1993 until January 1995, Mr. Stevens was President of the Company's FloridaGulf Airlines division and from December 1992 until February 1993, Mr. Stevens served as Vice President, DFW Division with Simmons Airlines, dba American Eagle. From September 1990 to December 1992, he served as Executive Vice President of MetroFlight, Inc. dba American Eagle ("Metro").

     DANIEL J. ALTOBELLO, age 57, has been a director since January 29, 1998, Chairman of the Company's Compensation Committee since February 3, 1998 and Chairman of the Company's Nominating Committee since April 27, 1998. Mr. Altobello served as Chairman of the Board of Directors, Chief Executive Officer and President of Caterair International Corporation, a multi-national airline catering company from 1989 until 1995. He currently is the Chairman of the Board of Directors of Onex Food Service, a director and Chairman of the Audit Committee of Sodexho Marriott Services, Inc. and serves on the boards of AMS, Inc., Colorado Prime Holdings and World Airways.

     JACK BRALY, age 56, has served as a director of Mesa since December 6, 1993, a member and Chairman of the Company's Audit Committee since March 1994, as a member of the Company's Compensation Committee since December 6, 1993, and as a member of the Company's Nominating Committee since April 27, 1998. Since August 5, 1996, Mr. Braly has served as the President, Chief Executive Officer and a member of the Board of Directors of Sino Swearingen Aircraft Company, a private aircraft manufacturer. From June 1994 to August 5, 1996, Mr. Braly was an officer of North American Aircraft Modification of Rockwell Industries. He served as Vice President Aircraft Manufacturing from June 1994 to October 1994, as Executive Vice President from October 1994 to October 1995 and was Vice President and General Manager from October 1995 to August 5, 1996. Before joining Rockwell Industries, Mr. Braly served as a consultant to various aircraft manufacturers and regional airlines from August 1993 until June 1994. Prior thereto, Mr. Braly was President of Beech Aircraft Corporation from March 1991 until July 1993.

     HERBERT A. DENTON, age 51, has been a director since January 29, 1998 and has been a member of the Company's Executive Committee since February 3, 1998. Mr. Denton is the President of Providence Capital Inc., an investment banking firm he co-founded in 1991. He also serves on the Board of Directors of Chic by H.I.S, Inc., an apparel manufacturing company, where he is the Chairman of the Compensation Committee.

     GENERAL RONALD R. FOGLEMAN, U.S.A.F., retired, age 56, has been a director since January 29, 1998. General Fogleman has been a member of the Company's Audit Committee since February 3, 1998, the Company's Executive Committee since March 13, 1998, and its Nominating Committee since April 27, 1998. In September 1997, he retired from the Air Force with the rank of general. He served as Chief of Staff of the United States Air Force from 1994 until 1997 and as Commander-in-Chief of the United States Transportation Command from 1992 until 1994. General Fogleman currently serves on the Board of Directors of North American Airlines, a feeder airline for El Al; Southern Air, a private air transportation company; Rolls Royce of North America; and World Airways.

     LARRY L. RISLEY, age 53, is Chairman Emeritus of the Board of Directors of Mesa and presently serves as Manager of Special Projects. He formerly served as Chairman of the Board from the incorporation of Mesa until February 3, 1998 and as Chief Executive Officer from the incorporation of Mesa until April 30, 1998. He served as President of Mesa from 1983 through January 13, 1995. Mr. Risley's employment agreement with the Company provides the directors will continue to vote to nominate Mr. Risley and to use their best efforts to cause his election to the Board through the fiscal year ending September 30, 2003.

     The Board held six meetings during the fiscal year ended September 30, 1997. Each of the directors attended at least 75 percent of the meetings held by the Board and any committees on which he served during the year.

COMMITTEES

     The Company has an Audit Committee which in fiscal 1997 consisted of Jack Braly, Chairman, and Richard C. Poe and George W. Pennington, former members of the Board. The principal functions of the Audit Committee include the review of the annual financial statements, reports and recommendations regarding the adequacy of internal accounting controls made by the independent auditors and such other matters with respect to the accounting, auditing and financial reporting procedures as it may deem appropriate or as may be brought to its attention. The Audit Committee had one meeting during fiscal 1997.

     The Company has a Compensation Committee which in fiscal 1997 consisted of Jack Braly, Chairman, and Richard C. Poe and George W. Pennington. The principal functions of the Compensation Committee are to review and to make recommendations to the Board as to the compensation of executive officers and to administer compensation programs including the granting or ratification of options to persons subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16"). The Compensation Committee had one meeting in fiscal 1997.

     The Company did not have an Executive Committee in fiscal 1997. However, effective February 3, 1998, the Board appointed Mr. Madden, Chairman, and Mr. Denton and Mr. Swigart as members of the Executive Committee. On March 13, 1998, Mr. Swigart resigned from the Executive Committee and Messrs. Ornstein and Fogleman were appointed to it.

     The Company did not have a Nominating Committee in fiscal 1997. However, effective April 27, 1998, the Board elected Mr. Altobello, Chairman, and Messrs. Braly, Fogleman, and Swigart as members of the Nominating Committee. The Nominating Committee is responsible for the nominations of persons to serve as directors and corporate officers of the Company. The Nominating Committee will consider, but is not required to approve, nominations for directors by shareholders for all annual meetings to be held after July 31, 1998, provided a written recommendation is received by the Company no later than the date shareholder proposals must be submitted for consideration.

COMMON STOCK OWNERSHIP AND COMPENSATION

     For information concerning Common Stock ownership of the nominees for director, see, "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" herein. For information concerning the compensation of directors and executive officers, see, "Compensation of Directors" herein.

     The nine nominees receiving a plurality of votes by shares represented and entitled to vote at the Annual Meeting, if a quorum is present, will be elected as directors of the Company. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Company Common Stock "FOR" the nine nominees named in this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                   APPROVAL OF KEY OFFICER STOCK OPTION PLAN
                                 (PROPOSAL TWO)

BACKGROUND

     At the Annual Meeting, the shareholders are being asked to approve a Key Officer Stock Option Plan (the "Key Officer Plan") which provides for the grant of 1,300,000 options to purchase 1,300,000 shares of Common Stock to the Company's new Chief Executive Officer, Jonathan G. Ornstein, and the grant of 300,000 options to purchase 300,000 shares of Common Stock to the Company's new Chief Financial Officer, Blaine M. Jones. The Key Officer Plan and each of these grants have already been approved by the Board, subject to approval by the shareholders, and is required by their employment agreements. Neither officer will receive any options pursuant to the Company's other stock option plans.

     After interviewing a number of candidates for Chief Executive Officer, the Board determined that an extremely competitive market exists for experienced airline executive officers. Competitors and major airlines have granted valuable stock options to their senior management making it difficult to attract and retain qualified management without enactment of a generous stock option plan. The Board also determined that that the compensation package needed to attract top candidates would have included a cash salary in excess of $500,000 per year and a substantial option grant in addition to options allocated by the Company's existing employee stock option plan. In addition, the Board believes that the compensation needed to attract a qualified Chief Financial Officer would have been approximately $300,000. In exchange for the grant of options described above, Mr. Ornstein, the Company's new Chief Executive Officer, agreed to a reduced base salary of $200,000, and Mr. Jones, the Company's new Chief Financial Officer, agreed to a reduced base salary of $100,000. In light of the restructuring of the Company, the Board believed that the requested compensation was reasonable and will closely align the interests of its new Chief Executive Officer and Chief Financial Officer (each a "Key Officer") with the interests of the shareholders. The grant of a significant number of stock options also permits the Company to conserve cash it would otherwise pay as salaries.

CONSEQUENCES OF FAILURE TO RATIFY KEY OFFICER PLAN

     Should the Key Officer Plan be disapproved by the shareholders, the employment agreements of Messrs. Ornstein and Jones require the Company to grant stock appreciation rights equivalent to the value of the stock options which were approved by the Board. As the Company needs to retain cash reserves during its restructuring, the Company believes that the grant of options is a better alternative than the grant of stock appreciation rights which may require additional cash payments.

PURPOSE

     The purpose of the Key Officer Plan is to attract and retain the new Chief Executive Officer and new Chief Financial Officer by providing an incentive-based form of compensation. The Company believes that it is in the best interests of its shareholders to conserve cash reserves and align the interests of its upper management with its shareholders.

TERMS OF KEY OFFICER STOCK OPTION PLAN

     Administration. The Key Officer Plan will be administered by the Board, the Compensation Committee or other persons chosen by the Board. Certain material amendments may not be made to the Key Officer Plan without shareholder approval, including (i) an increase in the aggregate number of shares of Common Stock subject to the Key Officer Plan; (ii) a change in the class of persons eligible to receive options thereunder ("Options"); (iii) a modification of the period within which Options may be exercised; or (iv) an increase in the material benefits accruing to participants under the Key Officer Plan.

     Grant of Options. Under the Key Officer Plan, Jonathan G. Ornstein will receive 1,000,000 Options effective March 13, 1998 and 150,000 Options on April 1, 1999 and on April 1, 2000 for a total of 1,300,000

Options. Blaine M. Jones will receive 150,000 Options as of April 13, 1998, and 75,000 Options on April 1, 1999 and on April 1, 2000 for a total of 300,000 Options. (Each date of grant shall be referred to herein as a "Grant Date"). Options granted to the Chief Executive Officer on March 13, 1998 and to the Chief Financial Officer on April 13, 1998 shall be referred to herein as the "Initial Grant Options." Options granted annually thereafter shall be referred to herein as the "Annual Options."

     Vesting of Options. One-third of the total Initial Grant Options shall vest immediately on the Grant Date, one-third of the total Initial Grant Options shall vest on the first anniversary date after the Grant Date, and the remaining one-third of the total Initial Grant Options shall vest on the second anniversary after the Grant Date. One-third of the Annual Options granted on a Grant Date shall vest on the first anniversary date after the Grant Date; one-third of the Annual Options granted on a Grant Date shall vest on the second anniversary date after the Grant Date; and the remaining one-third of the Annual Options shall vest on the third anniversary date after the Grant Date.

     Exercise Price. The exercise price of the 1,000,000 Options granted to the new Chief Executive Officer is the closing price of the Common Stock on March 13, 1998, which was $8.25. The exercise price of all other Options shall not be less than the average sales price of the Common Stock on the Grant Date as reported by NASDAQ, which, with respect to the grant of options to Mr. Jones on April 13, 1998, was $7.82.

     Additional Restrictions. Options may be exercised only during the period beginning on the third business day following the release for publication of quarterly or annual summary statements of sales and earnings and ending two weeks prior to the end of the then-current fiscal quarter of the Company.

     Certain Termination of Options; Accelerated Vesting. Although the maximum term of the Options under the Key Officer Plan is 10 years, in certain circumstances the maximum term may be less. If any Key Officer ceases to be an employee of the Company and also ceases to be a director, if a director, other than by reason of death, disability, termination by the Company "Without Good Cause," termination by the Key Officer for "Good Reason," or discharge for good cause, such Key Officer may, within three months after the date of termination, purchase some or all of the shares with respect to which such Key Officer was entitled to exercise such Option on the date such employment terminated or, if also a director, within three months after removal or resignation as a director, whichever is later.

     If the Key Officer is removed as an employee due to disability, the Key Officer may exercise the Options in whole or in part to the extent they are exercisable on the date when the Key Officer's employment terminated, at any time prior to the expiration date of the Options or within one year of the date of removal, whichever is earlier.

     If the Key Officer is removed as an employee of the Company for good cause, the Options shall terminate on the effective date of the removal.

     If the Key Officer dies while employed by the Company, the Options shall be exercisable until the stated expiration date thereof by the person or persons to whom the holder's rights pass under will or by laws of descent and distribution to the extent that the holder was entitled to exercise the Option at the date of death.

     If any Key Officer is terminated by the Company "Without Good Cause" (as such term is defined in his employment agreement) or if any Key Officer terminates his employment for "Good Reason" (as such term is defined in his employment agreement), all of the Options granted to the Key Officer shall vest immediately and the Key Officer shall have until the expiration term of the Options to exercise them.

     If the Key Officer's employment is terminated as a result of a "Change in Control" event (as such term is defined in his employment agreement), all of the Options granted to the Key Officer shall vest immediately, and the Key Officer shall have until the expiration term of the Options to exercise them.

     Adjustment Provisions. The aggregate number of shares subject to the Key Officer Plan, the number of shares covered by outstanding Options, and the price per share stated in such Options must be proportionately adjusted for an increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Company of consideration therefore in money, services or property.

     Maximum Shares Allocated. The aggregate number of shares of Common Stock covered by the Key Officer Plan issuable upon exercise of all Options is 1,600,000 shares, and such shares have been reserved for issuance by the Company upon the exercise of the Key Officer Options.

TAX CONSEQUENCES

     There are no tax consequences to the Key Officer or to the Company upon the grant of the Options, which are non-statutory stock options. Accordingly, upon exercise of an Option, the Key Officer normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the Option exercise price. The Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the Key Officer. Upon disposition of the stock, the Key Officer will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the Option. Such gain or loss shall either be long-term, mid-term or short-term depending upon the period of time the stock sold or exchanged was held. If an Option is exercised, the holding period of the stock so acquired will not include the period during which the option was held. The 1997 Tax Act produced a variety of capital gains tax rates depending upon the holding period, the marginal tax bracket of the taxpayer and the application of certain transitional rules. For most individuals, a holding period of more than eighteen months will be required to obtain a maximum capital gains rate of 20 percent and a more than twelve-month holding period will result in a maximum rate of 28 percent.

VOTE REQUIRED FOR APPROVAL

     The Key Officer Plan will require the affirmative vote of the holders of at least a majority of the Company's outstanding Common Stock represented in person or by proxy at the Annual Meeting. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Company Common Stock "FOR" the Key Officer Plan attached hereto as Appendix "A." A vote "FOR" the Key Officer Plan is a vote "FOR" the grant of the options to the Key Officers.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE KEY OFFICER STOCK OPTION PLAN.

              RATIFICATION OF OUTSIDE DIRECTORS' STOCK OPTION PLAN
                                (PROPOSAL THREE)

GENERAL

     On June 1, 1998, the Board of Directors adopted, subject to shareholder approval, a new Outside Directors' Stock Option Plan (the "New Formula Plan"). The Company's existing stock option plans for outside directors no longer have any options available for grant. A brief summary of the New Formula Plan is set forth below.

     The New Formula Plan provides for the grant of non-statutory stock options to the Company's outside directors. Stock options granted under the New Formula Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

PURPOSE

     The purpose of the New Formula Plan is to attract and retain qualified outside directors who are and will be responsible for the growth and success of the Company by providing an incentive-based form of compensation to encourage investment in the shares of the Company's Common Stock, thereby increasing the directors' personal interests in the continued success and profitability of the Company.

TERMS OF OUTSIDE DIRECTORS' STOCK OPTION PLAN

     Administration. The New Formula Plan is to be administered by the Board or other persons chosen by the Board.

     Formula. Beginning on April 1, 1998 and continuing each April 1st thereafter, each outside director shall receive (i) 3,000 options to purchase 3,000 shares of Common Stock, plus (ii) the number of options equal to a value of $13,000 calculated in accordance with the Black-Scholes valuation method at a risk-free rate of a 10-year zero coupon bond ("Black-Scholes Amount") until his resignation or removal from the Board (collectively, the "Formula Amount"). New outside directors will be granted a percentage of the Formula Amount calculated by dividing the number of days remaining between the first day of appointment to the Board and April 1 by 365. An outside director serving as Chairman of the Board shall receive, in addition to the options granted to him as a director, an annual grant of the number of options equal to a value of $10,000 calculated in accordance with the Black-Scholes method (as specified above) (the "Chairman's Options").

     Amount of Options. If approved by the shareholders, as of April 1, 1998, each outside director shall receive (i) 3,000 options to purchase 3,000 shares of Common Stock plus (ii) the Black-Scholes Amount of 2,772 options to purchase 2,772 shares of Common Stock, or a total of 5,772 options. The Chairman of the Board shall receive an additional 2,132 options. Each of the options has an exercise price of $8.94 per share.

     Vesting of Options. Options granted to directors as of April 1, 1998 become exercisable immediately upon approval by the shareholders and all future options will be exercisable immediately upon grant. Options granted to future directors not serving as a director as of April 1, 1998 shall vest in full six months after the date of grant.

     Exercise Price. The exercise price of the options granted under the New Formula Plan may not be less than the fair market value (as defined by the New Formula Plan) of the Common Stock on the date of the grant.

     Additional Restrictions. Options may be exercised only during the period beginning on the third business day following the release for publication of quarterly or annual summary statements of sales and earnings and ending two weeks prior to the end of the then-current fiscal quarter of the Company.

     Term; Certain Termination of Options. Although the maximum term of the options under the New Formula Plan is 10 years, in certain circumstances the maximum term may be less. If any option holder ceases to be a director of the Company, other than by reason of death, disability or discharge for cause, such holder may, within three months after the date of termination but in no event after the stated expiration date, purchase some or all of the shares with respect to which such option holder was entitled to exercise such option on the date such directorship terminated; provided that if after the directorship is terminated, the holder commits acts detrimental to the Company's interest, then the option shall thereafter be void for all purposes. If the option holder is removed as a director due to disability, the option holder may exercise the options in whole or in part to the extent they are exercisable on the date when the option holder's directorship terminated at any time prior to the expiration date of the options or within one year of the date of removal, whichever is earlier. If an option holder is removed as a director of the Company for cause, the option shall terminate upon receipt by the option holder of notice of such removal or on the effective date of the removal, whichever is earlier. If the option holder dies while serving as a director, an option shall be exercisable until the stated expiration date thereof by the person or persons to whom the holder's rights pass under will or by laws of descent and distribution to the extent that the holder was entitled to exercise the option at the date of death.

     Adjustment Provisions. The aggregate number of shares subject to the New Formula Plan, the number of shares covered by outstanding options, and the price per share stated in such options must be proportionately adjusted for an increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Company of consideration therefor in money, services or property. Also, if the Company is the surviving corporation in any merger or consolidation, any options granted under the New Formula Plan shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company shall cause every option outstanding hereunder to terminate, unless specifically provided otherwise by the Board. A merger or consolidation in which the Company is not the surviving corporation shall also cause every option outstanding hereunder to terminate, unless specifically provided otherwise by the Board, but each holder shall have the right immediately prior to a merger or consolidation in which the Company is not the surviving corporation to exercise such option in whole or in part without regard to any installment provisions contained in the applicable option agreement.

     Maximum Shares Allocated. The aggregate number of shares of Common Stock covered by the New Formula Plan issuable upon exercise of all options is 150,000 shares, and such shares have been reserved for issuance by the Company upon the exercise of the options.

TAX CONSEQUENCES

     There are no tax consequences to the option holder or to the Company upon the grant of options under the New Formula Plan, which are non-statutory stock options. Accordingly, upon exercise of an option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. The Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the option holder. Upon disposition of the stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss shall either be long-term, mid-term or short-term depending upon the period of time the stock sold or exchanged was held. If an option is exercised, the holding period of the stock so acquired will not include the period during which the option was held. The 1997 Tax Act produced a variety of capital gains tax rates depending upon the holding period, the marginal tax bracket of the taxpayer and the application of certain transitional rules. For most individuals, a holding period of more than eighteen months will be required to obtain a maximum capital gains rate of 20 percent and a more than twelve-month holding period will result in a maximum rate of 28 percent.

VOTE REQUIRED FOR APPROVAL

     The Outside Directors' Stock Option Plan will require the affirmative vote of the holders of at least a majority of the Company's outstanding Common Stock represented in person or by proxy at the Annual Meeting. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Company Common Stock "FOR" the Outside Directors' Stock Option Plan attached hereto as Appendix "B." A vote "FOR" the Outside Directors' Stock Option Plan is a vote "FOR" the grant of the options to the outside directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE OUTSIDE DIRECTORS' STOCK OPTION PLAN.

                  AMENDMENT TO 1996 EMPLOYEE STOCK OPTION PLAN
                                (PROPOSAL FOUR)

GENERAL

     The Board believes that stock options are an important factor in attracting, motivating and retaining qualified employees essential to the success of the Company. As a result of the significant restructuring of the Company and tight labor conditions, the Company may have difficulty retaining qualified employees if no stock options are available for grant.

     At the Annual Meeting, the shareholders are being asked to approve an amendment (the "Stock Option Plan Amendment") to the Company's 1996 Restated and Amended Employee Stock Option Plan ("Employee Stock Option Plan") to increase by 1,500,000 the number of options issuable to its key employees ("Key Employees"). The adoption of the Employee Stock Option Plan and the reservation of 2,800,000 shares for issuance thereunder was approved by the shareholders on April 8, 1996. As of April 1, 1998, 2,454,288 options to purchase an aggregate of 2,454,288 shares were outstanding and 345,712 options to purchase 345,712 shares were available for future grant.

     Pursuant to the Employee Stock Option Plan as adopted in April 1996, on April 1, 1998, the Company would have issued 150,000 options to its Chief Executive Officer, 80,000 options to its Chief Operating Officer, 50,000 options to its Chief Legal Officer, 50,000 options to its Chief Financial Officer and 249,000 options to its other Key Employees. However, as of April 1, 1998, the Company did not have a sufficient number of options to make the allocations listed above and the shareholders previously approved option allocations only through April 1, 1997. (Although Larry L. Risley was serving as Chief Executive Officer of the Company on April 1, 1998, in light of his retirement on April 30, 1998 and the grant of options to the new Chief Executive Officer pursuant to the Key Officer Plan, Mr. Risley has elected to forego the grant of 150,000 options which, subject to shareholder approval, would have been allocated to him effective April 1, 1998.) The Board has agreed to allocate the options described above to each of the officers (other than Larry L. Risley) as of April 1, 1998, subject to approval by the shareholders of the Stock Option Plan Amendment. The Company has 345,712 options previously approved by shareholders for grant to its Key Employees and will grant those options to its Key Employees effective April 1, 1998 if the Stock Option Plan Amendment is approved.

     In addition to increasing the total number of options available for issuance by 1,500,000, the Stock Option Plan Amendment will result in several other changes to the options issued under the Employee Stock Option Plan. With respect to the officers of the Company, the Board would like to assure their loyalty to the Company during the Company's restructuring. Specifically, the Board would like to conform certain of the accelerated option vesting provisions of certain Key Employees to those granted to the Chief Executive Officer and Chief Financial Officer pursuant to the Key Officer Plan. Similar to the Key Officer Plan described above, the Stock Option Plan Amendment provides for the immediate vesting of all options granted to any officer of the Company who has entered into an employment agreement if terminated by the Company "Without Good Cause" or if the officer terminates his employment for "Good Reason," as such terms are defined in the Key Employees' respective employment agreements. The Stock Option Plan Amendment also gives the Compensation Committee, upon the recommendation of the Chief Executive Officer, the right to award options to future senior management of the Company and the right to decrease the amount of options to be awarded to existing senior management positions filled after August 1, 1998.

     The Stock Option Plan Amendment revises the Employee Stock Option Plan to reflect changes in Regulation 240.16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subsequent to the original approval of the Employee Stock Option Plan, the Securities and Exchange Commission revised the rules applicable to employee stock option plans. The revised rules alleviate the need for disinterested administration of a written plan and no longer prohibit more than one material change in any one year to an option plan. Also, as the Company is now domiciled in Nevada, the Company believes it best to have its agreements governed by Nevada law. Accordingly, the Stock Option Plan Amendment revises the Employee Stock Option Plan and the options issued thereunder to be governed by Nevada law.

PURPOSE

     The purpose of the Employee Stock Option Plan is to attract and retain Key Employees who are and will be responsible for the growth and the success of the Company by providing an incentive-based form of compensation. The Company believes that it is in the best interests of its shareholders to reward the performance of all of its Key Employees with a broad-based grant of stock options. The Stock Option Plan Amendment provides the Company with a sufficient number of options to issue to Key Employees through April 1, 2000 and provides greater discretion to the Compensation Committee in the allocation of Options. The Stock Option Plan Amendment also provides certain Key Employees with the right to accelerate the vesting of previously granted options if termination of employment occurs under specific circumstances and conforms the Employee Stock Option Plan to current securities regulations and to Nevada law.

TERMS OF EMPLOYEE STOCK OPTION PLAN, AS AMENDED

     Administration. The Employee Stock Option Plan will be administered by the Board, the Compensation Committee, or persons chosen by the Board. Certain material amendments may not be made to the Employee Stock Option Plan without shareholder approval, including (i) an increase in the aggregate number of shares of Common Stock subject to the Employee Stock Option Plan; (ii) a modification of the period within which options may be exercised; or (iii) an increase in the material benefits accruing to participants under the original Employee Stock Option Plan.

     Grant of Options. Under the Employee Stock Option Plan, employees were initially granted Options on June 28, 1995 and on April 1 of each year thereafter (each, a "Grant Date") according to the amounts set forth on a schedule (the "Schedule") developed by the Compensation Committee of the Board. (For a copy of the original Schedule, please refer to Schedule "B" attached to Appendix "C"). There was not a sufficient number of options available for grant on April 1, 1998 and the Schedule approved by shareholders in 1996 made allocations only through April 1, 1997. If the Stock Option Plan Amendment is approved, the Company will grant the amount of options on April 1, 1998 to each Key Employee as indicated on the New Schedule "B" ("New Schedule") and an additional 249,000 options to certain other Key Employees not listed on the New Schedule at an exercise price of $8.75. Other than a one-time grant to the Chief Financial Officer, the New Schedule excludes the Chief Executive Officer and Chief Financial Officer altogether from the Employee Stock Option Plan as they each will participate in the Key Officer Plan. Future option grants will continue on April 1 through the year 2000. New Key Employees are, upon the first day of employment, granted a pro rata portion of the Options set forth on the New Schedule ("Pro Rata Options"). The Chief Executive Officer has discretion to decrease the amount of Options allocated to Key Employees other than to those employees subject to Section 16 and employed prior to August 1, 1998 (from the amounts set forth in the New Schedule), and to award Options to officers who fill positions not listed on the New Schedule.

     Vesting of Options and Pro Rata Options. One-third of the total Options granted on a Grant Date vest on the first anniversary date of the Grant Date; one-third of the total Options granted on a Grant Date vest on the second anniversary date of the Grant Date; and the remaining one-third of the total options granted on a Grant Date vest on the third anniversary date of the Grant Date. One-third of the total Pro Rata Options vest on the first April 1 after their Grant Date (the "Initial Vesting Date"); one-third of the total Pro Rata Options vest on the first anniversary date of the Initial Vesting Date; and the remaining one-third of the total Pro Rata Options vest on the second anniversary date of the Initial Vesting Date. However, Pro Rata Options granted to Key Employees who are subject to Section 16 on or after October 1 and prior to April 1 in any year do not vest until the second April 1 following the Grant Date at which time two-thirds of the total Pro Rata Options vest and the remaining one-third of the total Pro Rata Options vest on the first anniversary date thereof.

     Exercise Price. The exercise price of the options may not be less than the fair market value (as defined by the Employee Stock Option Plan) of the Common Stock on the Grant Date. With respect to options granted which are intended to qualify as incentive stock options, the fair market value of the shares of Common Stock is defined as the average sales price of the Common Stock on the Grant Date as reported by NASDAQ. With respect to all options which do not qualify as incentive stock options, the fair market value is the low sales price of the Common Stock on the Grant Date as reported by NASDAQ.

     Additional Restrictions. The aggregate fair market value, determined as of the time an incentive stock option is granted, of the Common Stock with respect to which such options are exercisable by an employee for the first time during any calendar year shall not exceed $100,000. There is no such limit for non-statutory options. Options may be exercised only during the period beginning on the third business day following the release for publication of quarterly or annual summary statements of sales and earnings and ending two weeks prior to the end of the then-current fiscal quarter of the Company.

     Certain Termination of Options. Although the maximum term of the options under the Employee Stock Option Plan is 10 years, in certain circumstances the maximum term may be less. If any option holder ceases to be an employee of the Company, other than for death, disability, retirement, discharge for cause or, with respect to Key Employees who have entered into a written employment agreement with the Company, termination by the Company "Without Good Cause" or by the Key Employee for "Good Reason" (as such terms are defined in the Key Employees' respective employment agreements), such holder may, within three months after the date of termination but in no event after the stated expiration date, purchase some or all of the shares with respect to which such option holder was entitled to exercise such option on the date such employment terminated.

     If the option holder is removed as an employee due to disability, the option holder may exercise the options in whole or in part to the extent they are exercisable on the date when the option holder's employment terminated, at any time prior to the expiration date of the options or within one year of the date of removal, whichever is earlier.

     If an option holder is removed as an employee of the Company for cause, the option shall terminate upon receipt by the option holder of notice of such removal or on the effective date of the removal, whichever is earlier.

     If any option holder (i) ceases to be an employee of the Company other than for death, disability or discharge for cause; and (ii) has been continuously employed by the Company for five or more years; and is (iii) over 59 1/2 years of age (collectively referred to as "Retirement"), all of the options which have been granted to such option holder prior to Retirement vest 30 days after Retirement (the "Vested Options"). Such holder (or his successors in the case of the holder's death after Retirement) may, within three months after the date of Retirement or prior to the stated expiration date, whichever first occurs, purchase some or all of the shares which such option holder was entitled to exercise; provided, that if after employment is terminated, the holder commits acts detrimental to the Company's interests, then the option is void for all purposes.

     If the option holder dies while employed by the Company, an option shall be exercisable until the stated expiration date thereof by the person or persons to whom the holder's rights pass under will or by laws of descent and distribution to the extent that the holder was entitled to exercise the option at the date of death.

     Upon termination by the Company of any Key Employee who has entered into a written employment agreement with the Company "Without Good Cause" or upon termination by any Key Employee who has entered into a written employment agreement with the Company for "Good Reason," all options granted to such Key Employees shall vest immediately, and such Key Employees shall have until the expiration term of the option to exercise them.

     Adjustment Provisions. The aggregate number of shares subject to the Employee Stock Option Plan, the number of shares covered by outstanding options, and the price per share stated in such options must be proportionately adjusted for an increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Company of consideration therefore in money, services or property. Also, if the Company is the surviving corporation in any merger or consolidation, any options granted under the Employee Stock Option Plan shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company shall cause every option outstanding hereunder to terminate, unless specifically provided otherwise by the Board. A merger or consolidation in which the Company is not the surviving corporation shall also cause every option outstanding hereunder to terminate, unless specifically provided otherwise by the Board, but each holder shall have the right immediately prior to a merger or consolidation in which the Company is not the surviving corporation to exercise such option in whole or in part without regard to any installment provisions contained in the option agreement.

     Maximum Shares Allocated. If the Stock Option Plan Amendment is approved, the aggregate number of shares of Common Stock covered by the Employee Stock Option Plan issuable upon exercise of all options will be 4,300,000 shares, and such shares will be reserved for issuance by the Company upon the exercise of the options.

TAX CONSEQUENCES

     Non-Statutory Options. There are no tax consequences to the option holder or to the Company upon the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the option holder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. The Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the option holder. Upon disposition of the stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss shall be long-term, mid-term or short-term depending on the period the stock was held, without considering the period the option itself was held.

     Incentive Options. No taxable income will be recognized by an option holder upon receipt of an incentive stock option, and the Company will not be entitled to a tax deduction in respect of such grant.

     In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon exercise of an incentive stock option, and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the expiration of the longer of (i) two years after the date of grant, or (ii) one year after the exercise of the option, upon disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

     If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of
(i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain which shall either be long-term, mid-term or short-term depending upon the period of time the Common Stock sold or exchanged was held. If an option is exercised, the holding period of the Common Stock so acquired will not include the period during which the option was held. The 1997 Tax Act produced a variety of capital gains tax rates depending upon the holding period, the marginal tax bracket of the taxpayer and the application of certain transitional rules. For most individuals, a holding period of more than eighteen months will be required to obtain a maximum capital gains rate of 20 percent and a more than twelve-month holding period will result in a maximum rate of 28 percent. Taxpayers in the 15 percent marginal tax bracket can expect much lower rates. In addition, if a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of the Company.

     The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price of an incentive stock option will be a tax preference item for purposes of the alternative maximum tax. In general, the alternative minimum tax is applied to the extent (i) an individual's adjusted gross income plus certain tax preference items exceeds (ii) $33,750 ($45,000 for joint returns) reduced by $.25 for each $1.00 by which the alternative minimum taxable income exceeds $112,500 ($150,000 for joint returns). The tax is applied at the rate of 26 percent on the first $87,500 ($175,000 for joint returns) and 28 percent on any additional amounts. An individual will be liable for the alternative minimum tax only to the extent that the amount of such tax exceeds the liability for regular Federal income tax.

VOTE REQUIRED FOR APPROVAL

     The Stock Option Plan Amendment will require the affirmative vote of the holders of at least a majority of the Company's outstanding Common Stock represented in person or by proxy at the Annual Meeting. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Company Common Stock "FOR" the Stock Option Plan Amendment. Please see Appendix "C" for a copy of the Employee Stock Option Plan and Appendix "C-1" for a copy of the Stock Option Plan Amendment. A vote "FOR" the Stock Option Plan Amendment is a vote "FOR" the grant of the options as indicated in new Schedule "B" contained in Appendix "C-1."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE EMPLOYEE STOCK OPTION PLAN AMENDMENT.

               RATIFICATION OF NEVADA INDEMNIFICATION AGREEMENTS
                                (PROPOSAL FIVE)

BACKGROUND OF INDEMNIFICATION AGREEMENTS

     In January 1988, to recruit and attract capable persons to serve on its Board and because, at that time, it was unable to obtain directors' and officers' liability insurance at affordable premiums, the Company entered into indemnification agreements with its directors and certain officers. These agreements were later ratified by the Company's shareholders in March 1988. At that time, the Company was incorporated in the State of New Mexico, which did not provide as favorable statutory indemnification as some other states. At the time of ratification, the New Mexico statutes, however, did permit a company to contract with its officers and directors to provide them with more favorable indemnification.

     In 1996, the Company changed its state of incorporation from New Mexico to Nevada. The indemnification agreements previously approved by the shareholders of the Company in 1988 provide that New Mexico law applies to their interpretation without regard to conflict of law principles. For the reasons described below, each of the nominees for director, all directors who served on the Board during the 1997 fiscal year and certain of the officers have executed new indemnification agreements governed by Nevada law. The new indemnification agreements do not cover any pending or threatened proceeding which existed prior to their execution but apply Nevada law to all proceedings which arise after the date of execution.

PRINCIPAL REASONS FOR ADOPTING NEW INDEMNIFICATION AGREEMENTS

     The Board believes that it is in the best interests of the Company and its shareholders to indemnify the Company's directors and certain officers under Nevada rather than New Mexico law. Although Nevada law provides greater statutory protection than New Mexico law and although the Company obtained directors' and officers' liability insurance effective March 6, 1998, the newly appointed Board believes it is appropriate to supplement the statutory protection and insurance with the contractual protection the Company has had since 1988. Furthermore, several of the directors and officers who served through March 6, 1998 could not avail themselves of insurance as it did not become effective until March 6, 1998. Four of the nine current members of the Board never served as members of the Board when the Company was incorporated in New Mexico. In addition, the Company seeks to have Nevada law govern most of its contracts. Although one of its operating subsidiaries is domiciled in New Mexico, Mesa Air Group, Inc. no longer has any contacts with New Mexico.

COMPARISON OF INDEMNIFICATION AGREEMENTS

     The newly executed Nevada Indemnification Agreements (the "NIA") and the existing New Mexico Indemnification Agreements (the "NMIA") (sometimes collectively referred to in this section as the "Agreements") contain both similarities and differences.

     The NIA comply with the Nevada Revised Statutes, as currently enacted, by providing that indemnification is available if the indemnitee shows he or she was acting (i) in good faith; and (ii) in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; plus, (iii) with respect to criminal proceedings, the indemnitee must not have had reasonable cause to believe that his or her conduct was unlawful. The NIA may require amendment should Nevada law be amended in a way that materially affects the NIA. The NMIA incorporate by reference the provisions of the New Mexico Business Corporation Act and the NMIA provide for indemnification "to the fullest extent permitted by law."

     Both Agreements provide that the termination of any action adverse to the indemnitee, whether by settlement, judgment, conviction, or plea of nolo contendere does not in and of itself create a presumption that the standards of conduct have not been met. Both Agreements provide for the advancing of attorneys' fees and all other costs incurred by an indemnitee in connection with the investigation, defense or participation in any threatened, pending or completed action, suit or proceeding.

     Under both Agreements, a determination as to the propriety of indemnification is required. The Agreements differ as to the parties determining the propriety of indemnification. Both Agreements provide that the Company may advance expenses to a indemnitee upon a written undertaking to repay such amounts if it is ultimately determined that the indemnitee is not entitled to indemnification. The NIA add the requirement that the indemnitee must affirm a good-faith belief in the entitlement to indemnification and a determination must be made that the facts then known to those making the determination would not preclude indemnification under the agreement. Additionally, both Agreements provide that the Company shall indemnify the indemnitee for expenses incurred in enforcing the Agreements regardless of whether the indemnitee ultimately is determined to be entitled to indemnification.

     Both the NIA and the NMIA further provide that, if any payment is made under the Agreements, the Company shall be subrogated to the extent of such payments to all rights of recovery from any indemnitee and the Company shall not be liable for duplication of payments actually received by any indemnitee. Both Agreements place the burden of proof that indemnification is not required upon the Company and the Company must consent, in writing, to any settlement to which it will be liable. Both Agreements provide that, subject to applicable law, the court shall have discretion to order indemnification notwithstanding the indemnitee's failure to meet the required standard of conduct.

     The NIA and the NMIA also provide that the rights of the indemnitee are not exclusive of any other rights under Mesa's Bylaws or respective state law. Indemnitees will receive increased rights and protections if the law changes during the term of their Agreements. If, however, the law is amended to curtail the rights and protections afforded to indemnitees, it is the intention of the parties under the Agreements that the indemnitees not lose their broader indemnification rights unless the amended law expressly prohibits the broader indemnification afforded in the Agreements.

     The NMIA contain control provisions that are not included in the NIA. The NMIA provide (i) in the event of a change in control of Mesa, the Company will seek legal advice from counsel selected by the director or officer and approved by Mesa with respect to matters thereafter arising concerning rights of the indemnitee under the Agreements, Bylaws or any other agreement relating to claims for indemnifiable events; and (ii) if a potential change in control exists or occurs the Company will, at the request of the indemnitee, create a trust to fund all expenses reasonably anticipated to be incurred by such indemnitee.

     A copy of the form of the NIA is attached to this Proxy Statement as Appendix "D." A copy of the form of the NMIA is attached to this Proxy Statement as Appendix "E." The description of the Agreements set forth herein is qualified in its entirety by the text of Appendices "D" and "E."

CERTAIN DIFFERENCES BETWEEN THE INDEMNIFICATION LAWS OF NEW MEXICO AND NEVADA

     The laws of Nevada are more favorable than the laws of New Mexico to indemnify officers, employees and directors for the reasons set forth below.

     New Mexico law allows indemnification of reasonable expenses to a director, officer, agent or employee who, in the board of directors' opinion, has been wholly successful on the merits or otherwise in the defense of any action against him; or the court, upon petition of the director, will award indemnification of reasonable expenses based on the successful outcome of the proceedings. Nevada law requires indemnification of expenses including reasonable attorneys' fees to the extent that an agent of the corporation has been successful on the merits in defense of any proceeding without regard to the opinion of the board of directors of the corporation or petition to a court.

     New Mexico law provides that the indemnification of directors will not be valid (i) unless consistent with the indemnification statute or (ii) to the extent that indemnification is limited by the articles of incorporation. Nevada law provides that the rights pursuant to the Nevada indemnification statutes are not exclusive of any other rights to which directors, officers, employees or agents are entitled by bylaw, agreement, vote of shareholders, disinterested directors, or otherwise.

     Unlike Nevada, New Mexico law distinguishes the conduct of a person acting in his "official capacity" on behalf of a corporation from the conduct of a person not acting in his "official capacity." A person seeking to qualify for indemnification who acted in his "official capacity" on behalf of the corporation must show, among other factors, that he reasonably believed that his actions were in the corporation's best interests. A person not acting in the "official capacity" on behalf of the corporation must show, among other factors, that he reasonably believed that his conduct was at least not opposed to the corporation's best interests. New Mexico law defines "official capacity" to mean, when used with respect to a director, the office of director in the corporation and, when used with respect to a person who is not only a director but acts also in another capacity, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.

     The Nevada indemnification statutes distinguish between derivative and third-party actions. Nevada law generally provides that a corporation shall have the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. Indemnification for derivative suits is limited to expenses, specifically including attorneys' fees, actually and reasonably incurred in the defense or settlement of a suit if the statutory standards are met.

     The New Mexico statute also prohibits indemnification with respect to derivative suits if a director has been found liable for negligence or misconduct in the performance of a duty owed the corporation. Under Nevada law, indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on the behalf of any director or officer if a final adjudication establishes the acts or omissions in question involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     New Mexico law requires, if arising out of a proceeding by or in the right of a corporation, the reporting in writing to the shareholders with or before the notice of the next shareholders meeting of either indemnification or advancement of expenses. Nevada law has no similar requirement.

POSSIBLE ADVERSE EFFECTS ON SHAREHOLDERS

     Notwithstanding the belief of the Board as to the benefits to shareholders of indemnification under Nevada law, shareholders should realize that there are certain possible adverse effects of such indemnification. The more expansive provisions of Nevada law could lead to increased expenses for the Company. New Mexico law allows indemnification of reasonable expenses to a director, officer, agent or employee who, in a board of directors' opinion, has been wholly successful on the merits or otherwise in the defense of any action against him; or the court, upon petition of the director, will award indemnification of reasonable expenses based on the successful outcome of the proceedings. Nevada law requires indemnification of expenses including reasonable attorneys' fees to the extent that an agent of the corporation has been successful on the merits in defense of any proceeding without regard to the opinion of the board of directors of the corporation or petition to a court. However, as the NMIA require indemnification regardless of New Mexico law, unless a court would find them opposed to the public policy of the laws of the State of New Mexico, the enforcement of the New Mexico agreements would most likely result in the same expenses to the Company as the Nevada agreements.

DIRECTOR AND OFFICER INSURANCE

     On March 6, 1998, the Company purchased an errors and omissions policy to insure its directors and officers. The policy provides coverage up to $20 million per occurrence. Prior to procuring such insurance, the Company was self-insured. As a result of obtaining insurance, the Company has a third-party to insure recovery of certain costs and expenses and is not solely relying on the indemnification agreements alone.

VOTE REQUIRED FOR APPROVAL

     The Company's shareholders are being asked to ratify the NIA entered into by each of the members of the Board serving as of September 16, 1996 and by members of the Board as of the date each member was appointed to the Board. The NIA are effective only as to events occurring after such date. To the extent that the Board or the shareholders of Mesa may in the future wish to limit or repeal the ability of the Company to indemnify directors, such repeal or limitation may not be effective as to directors or officers who are parties to the Indemnification Agreements, since their rights to full protection are contractually assured by the NIA. Shareholders who vote to ratify the NIA may be estopped from later claiming that the agreements are invalid.

It is anticipated that similar contracts may be entered into, from time to time, with future directors and officers of the Company. Shareholder ratification of the NIA shall also constitute approval of similar contracts for future directors and officers of the Company.

     Nevada law does not require shareholder approval of the NIA. If such approval is not obtained, the Board will reconsider its decision to enter into NIA. Since members of the present Board are potentially benefited by such agreements, shareholder ratification is being requested for the purpose of eliminating any question regarding conflict of interest. The Board has approved the indemnification agreements and believes they are fair to the Company. There is no material litigation pending and neither Mesa nor any of its directors and officers know of any threatened litigation that might result in claims for indemnification under the NIA. Expenses incurred and payments made in connection with the ongoing derivative shareholder lawsuits have been and will continue to be made pursuant to the NMIA approved by shareholders in 1988. If the shareholders fail to approve the indemnification agreements governed by Nevada law, the NMIA will continue to be used by the Company.

     Ratification of the Indemnification Proposal will require the affirmative vote of the holders of at least a majority of the Company's outstanding Common Stock represented in person or by proxy at the Annual Meeting. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Company Common Stock "FOR" the ratification of the Nevada Indemnification Agreements attached hereto as Appendix "D."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE INDEMNIFICATION PROPOSAL.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                 (PROPOSAL SIX)

     For fiscal year 1997, the Board retained KPMG Peat Marwick LLP as independent auditors for the Company. The representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     KPMG Peat Marwick LLP has been selected by the Board as the Company's independent auditors for fiscal year 1998. KPMG Peat Marwick LLP has served as the independent auditors of the Company from 1985 through fiscal year 1997.

     Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1998 will require the affirmative vote of the holders of at least a majority of the Company's outstanding Common Stock represented in person or by proxy at the Annual Meeting. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Company Common Stock "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1998.

                 SHAREHOLDER PROPOSAL -- SELL OR MERGE MESA AIR
                                (PROPOSAL SEVEN)

     A shareholder has given the Company notice of his intention to introduce the following proposal for consideration and action by the shareholders at the Annual Meeting. The proposed resolution and accompanying statement have been provided by the shareholder/proponent. For the reasons stated, the Board does NOT support this proposal. The affirmative vote of at least a majority of the Company's outstanding Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the proposal.

     The following shareholder resolution and Supporting Statement are submitted by Lee Greenwood, owner of 1,000 shares, 510 S. Burnside Avenue, No. 10K, Los Angeles, California 90036, (213) 933-8645:

     Recommend the Board of Directors hire an investment banker to explore all alternatives to enhance the value of Mesa Air, including the sale or merger of Mesa Air.

SUPPORTING STATEMENT

     In support of this resolution, the proponent believes that due to Mesa Air's unacceptable performance over the past five years, the deplorable stock price, and in his opinion, ineffective management, the Board should immediately hire a nationally recognized investment banker to explore all alternatives to enhance the value of Mesa Air. This includes, but is not limited to, the sale, merger or other transaction involving Mesa Air.

     Nell Minow, a highly acclaimed corporate governance specialist, and principle of the LENS Fund, which specializes in increasing the value of underperforming companies, said:

     "Companies can only justify asking investors to take the risk of investing in equities by delivering a competitive rate of return on the invested capital. When a company's management and board cannot meet that goal, they owe it to their investors to submit themselves to an independence evaluation by an outside firm, to insure that all options are objectively evaluated."

     "If a company's performance lags over a sustained period, it is time for the shareholders to send a message of no-confidence to the Board, reminding them that they have to hold management -- and themselves -- to a higher standard."

     Mesa Air's poor performance leads institutional and individual shareholders to hold the Directors and Management to a higher standard.

     These news reports highlight Mesa Air's problems:

     United Airlines canceled Mesa Air's connecting flights to Los Angeles from 8 cities. United gave the job to Skywest Airlines starting October 1, 1997.
                             Mesa Air News Release
                                August 19, 1997

     Colorado Senator Campbell and Representative McInnis request a congressional investigation into Mesa Air -- cite disturbing incidents experienced first hand.
                                  Denver Post
                                 August 1, 1996

     More Flack for Mesa Air: VIPs latest to be stranded. Colorado House Speaker Chuck Berry and Colorado Ski Country USA President John Frew left on the ground after Mesa flight canceled.
                                  Denver Post
                               September 7, 1996

     Mesa Air signs consent order with the FAA requires improved management, improved crew training plus a $500,000 fine.
                              Wall Street Journal
                               September 26, 1996

     Mesa Air said it expects quarterly earning to fall substantially from Wall Street estimates.
                              Wall Street Journal
                               December 23, 1996

     Mesa Air said 25% of its flights canceled Thursday. Cause: Computer breakdown. Mesa spokeswoman Sarah Pitcher said the breakdown came at the worst time for Mesa Air.
                                  Denver Post
                                 March 22, 1997

     Mesa Air is castigated as unreliable at U.S. Senate hearing.

                                  Denver Post
                                 April 3, 1997

     Institutional investors and mutual fund managers may also be concerned that negative publicity for Mesa Air (a United Airlines commuter) can adversely impact the stock value of United Airlines, other United Airlines commuter airlines and the entire commuter airline industry.

     VOTE YES FOR RESOLUTION NO. 7: TO HIRE AN INVESTMENT BANKER TO EXPLORE ALL ALTERNATIVES TO ENHANCE THE VALUE OF MESA AIR, INCLUDING THE POSSIBLE SALE OR MERGER OF MESA AIR.

RECOMMENDATION BY THE BOARD OF DIRECTORS AGAINST THIS PROPOSAL

     Although concurring with the spirit and goal of the proposal -- the enhancement of the Company's value -- the Board does not believe that hiring an investment banker is an efficient, effective or necessary means to reach this goal at this time.

     Since the submission of this proposal by the shareholder, the Company has appointed a new Chairman of the Board, new Chief Executive Officer and a new Chief Financial Officer as well as five new members to its Board. The new nominees for the Board to be elected at this Annual Meeting bring a great deal of industry experience to the Company. Jonathan G. Ornstein and James E. Swigart of Barlow Management, Inc. are experienced airline executives with previous Mesa affiliation. Herbert A. Denton, President of Providence Capital, Inc., is himself an investment banker. Daniel J. Altobello is Chairman of the Board of Directors of Onex Food Services and serves on several other Boards of Directors as well, including World Airways, Sodexho Marriott Services, Inc., AMS, Inc. and Colorado Prime Holdings. General Ronald R. Fogleman, former Chief of Staff of the Air Force, serves on the Board of Directors of North American Airlines, Southern Air, Rolls Royce of North America and World Airways.

     The new Chief Executive Officer and Chief Financial Officer have been given financial packages which provide significant financial rewards for share price appreciation and are serving at salaries substantially below those paid to previous executives. Also, the new Board members themselves indirectly control over 10 percent of the total outstanding shares of Common Stock of the Company. The Board believes that before the Company commits substantial shareholder resources to outside consultants, ample time should first be given to the new Board and senior management to institute its policies and vision.

     The Board concurs that the Company has experienced problems in the past. However, the Company was profitable for the five years ended September 30, 1996. In fact, the fiscal year ended September 30, 1996 was the most profitable year in the Company's history. After incurring the large operating loss in fiscal 1997, the Company embarked on a business restructuring focusing on expansion of its jet operations into markets of its code-sharing partners. In November 1997, the Company exercised its option to purchase 16 Canadair Regional Jet Series 200LR ("CRJ") from Bombardier Regional Aircraft Division, a Canadian-based aircraft manufacturer. This exercise increased the Company's firm jet orders to
32. These new aircraft will help ongoing expansion into new markets.

     Moreover, as of May 31, 1998, the Company will no longer have any code-sharing relationship with United Airlines, the partner which management believes has caused many of the problems it encountered in the past. Since appointment of the Company's new Board members, the Company has ceased independent jet operations out of Fort Worth, Texas and redeployed those jet aircraft to profitable markets, expanded US Airways code-sharing operations and is negotiating a new code-sharing agreement with America West Airlines. At the present time, management does not believe that an investment banker would add any additional value beyond that being presently provided by its new Board and management team.

     The proponent has been given an opportunity to reconsider his proposal and not include it for a shareholder vote but has chosen to include it against the judgment of the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE RECOMMENDATION TO HIRE AN INVESTMENT BANKER.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     THE REPORT OF THE COMPENSATION COMMITTEE AND THE FIVE-YEAR SHAREHOLDER RETURN COMPARISON AND PERFORMANCE GRAPH AND RELATED EXPLANATION AND FOOTNOTES SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE EXCHANGE ACT, NOTWITHSTANDING STATEMENTS MADE WITHIN THE COMPANY'S PREVIOUS FILINGS THAT ALL SUBSEQUENT FILINGS, IN WHOLE OR IN PART, INCLUDE, WITHOUT LIMITATION, THIS PROXY STATEMENT.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of three non-employee directors of the Company and has responsibility for allocation of cash compensation and options to senior executive officers of the Company. The Compensation Committee primarily administers the Company's cash compensation plans, employee stock option plans, and employee stock purchase plans. The full Board regularly reviews the Compensation Committee decisions relating to executive compensation. The Compensation Committee has allocated certain compensation decisions to the Chairman of the Board and Chief Executive Officer of the Company.

     The Board approved new levels of base compensation and related structured bonus plan (the "Compensation Plan") and an Employee Stock Option Plan (the "Stock Option Plan"), collectively the "Omnibus Plan," on December 1, 1995 which was later approved by the shareholders of the Company on April 8, 1996. The Omnibus Plan has not been modified since shareholder approval. The Compensation Plan and Stock Option Plan were based on an independent consultant's report on base pay and annual and long-term incentive compensation with respect to 21 positions from four large carriers and three regional or commuter airlines. Only one of the airlines furnishing information is included in the SIC Industry Group ("SIC Group") included in the stock performance graph appearing elsewhere herein. Since most of the companies included in the SIC Group did not participate in the survey, the Compensation Committee was unable to consider any differences which may exist between members of the SIC Group and the Company. While the comparisons considered annual revenues, number of employees and years in the position, financial performance of the competitors or other airlines providing information was not directly considered. The alternatives presented by the consultant included: (i) a program providing for base salaries slightly below general industry market with a strong above market, at risk, annual bonus potential; or (ii) a program with base salaries slightly above general industry market with an annual, at risk, bonus potential below the general industry market. Based upon its study and review and the recommendations of the compensation consultant, the Committee concluded and recommended to the Board that the first alternative more closely aligned executives' interests with the interests of the Company's shareholders. The Compensation Committee was unable to secure sufficient data from competitor or peer publicly held regional or commuter airlines to determine whether the base salaries so established were at the low, medium or high range of compensation paid by those in the comparative group. Based on the limited data available, the Compensation Committee believes that the base salaries, bonus ranges and stock options provided in the Omnibus Plan fall between the medium and high range of the general industry group.

     Under the Compensation Plan, salaries for all executive officers and key employees have been capped. Bonuses for executive officers and key employees are limited to prescribed percentages of base salary, based upon the percentage growth in earnings per share. Growth in earnings per share ("EPS") is categorized at four levels: Minimum -- any growth in EPS during the prior fiscal year; Threshold -- 7.0 percent to 12.9 percent growth in EPS; Target 13.0 percent to 17.9 percent growth in EPS and Maximum -- 18.0 percent or greater growth in EPS. The Compensation Plan provides that the former Chief Executive Officer (who formerly was also the Chairman of the Board) was entitled to receive a cash bonus of 15 percent, 30 percent, 60 percent and 120 percent if the Minimum, Threshold, Target and Maximum, respectively, levels of EPS are reached. Other executive officers and key employees, other than key employees of a division or subsidiary, receive cash bonuses of from 3.75 percent to 100 percent, graded as to each position at the four levels of EPS. Division and subsidiary employee bonuses are based on earnings before taxes and interest divided by total revenues of the division or subsidiary (the "Rate of Return"). The Rate of Return has been categorized at four levels: Minimum -- a Rate of Return of 5.0 to 9.9 percent; Threshold -- a Rate of Return of 10.0 to 12.9 percent; Target -- a Rate of Return of 13.0 to 17.9 percent and Maximum -- a Rate of Return of 18.0 percent or more. Under the Compensation Plan, division and subsidiary key employees are entitled to cash bonuses of from 7.5 percent to 100 percent of base salary, depending upon the level of the Rate of Return. Bonuses are actually paid after the end of each fiscal year and reflect the growth in EPS for the prior year.

     In addition to the bonus component of the Omnibus Plan, the 150,000 options granted to Mr. Larry Risley pursuant to the Stock Option Plan during fiscal 1997 provided incentive to Mr. Risley to increase shareholder return.

     Since salary and bonuses are capped under the Compensation Plan, an integral part of the Omnibus Plan is the issuance of stock options on an annualized basis to key employees under the Stock Option Plan.

     The Stock Option Plan provides for options to be issued to officers and key employees on an annualized basis which vest at the rate of approximately one-third per year. The options have a 10-year term and are subject to standard option provisions such as are included in existing Company plans and exclude the requirement of continued employment and provisions to deal with termination of employment due to retirement, death or disability. Under the plan, options historically have been issued at the low selling price of the Company's Common Stock on the date of grant.

     The total number of options granted under the Stock Option Plan in fiscal 1997 was 664,000.

     The Compensation Committee believes that the Omnibus Plan, which provides for established salary levels, a limit on cash bonuses and provides for the issuance of stock options to officers and key employees related to the appreciation of the Company's Common Stock, provides equitable incentives to increase the profitability of the Company.

                                          Compensation Committee

                                          Jack Braly, Chairman
                                          George W. Pennington, former member of
                                          the Board
                                          Richard C. Poe, former member of the
                                          Board

Dated as of September 30, 1997

COMPENSATION SUMMARY OF EXECUTIVE OFFICERS

     The following table sets forth certain compensation paid or accrued by the Company during the fiscal year ended September 30, 1997 to the Chief Executive Officer and the three most highly compensated executive officers of the Company whose total annual salary and bonuses exceeded $100,000.

                                                              OTHER       RESTRICTED
                                                              ANNUAL         STOCK                  LTIP        ALL OTHER
                                      SALARY    BONUS(1)   COMPENSATION   AWARD(S)(2)   OPTIONS    PAYOUT    COMPENSATION(3)
NAME AND PRINCIPAL POSITION    YEAR     ($)       ($)          ($)            ($)         (#)       ($)            ($)
---------------------------    ----   -------   --------   ------------   -----------   -------   --------   ---------------
Larry L. Risley..............  1997   350,000        --            --            --     150,000         --        4,750
  Chairman of the Board        1996   350,000   420,000                                 150,000                   4,750
  and Chief Executive Officer  1995   350,000        --                                 300,000                   4,620
J. Clark Stevens.............  1997   235,000        --            --            --      80,000         --        4,750
  Chief Operating Officer      1996   235,000   235,000                                  80,000                   4,750
  and President                1995   198,000        --                                 160,000                   4,846
Gary E. Risley...............  1997   150,000        --            --            --      50,000         --        4,750
  Vice President of Legal      1996   150,000   150,000                                  50,000                   4,076
  Affairs and Secretary        1995   150,000        --                                 110,000                   5,151
W. Stephen Jackson...........  1997   150,000        --            --            --      50,000         --        4,750
  Chief Financial Officer,     1996   150,000   150,000                                  50,000                   4,615
  Vice President Finance       1995   150,000        --                                 150,000                   3,080
  and Treasurer

---------------
(1) Bonuses are actually paid after the end of each fiscal year and reflect performance for the prior year. As the Company incurred a loss for fiscal 1997, no bonuses were paid in fiscal 1998.

(2) As of March 31, 1998, Larry L. Risley owned 516,380 shares of Mesa Common Stock, Gary E. Risley owned 15,300 shares of Mesa Common Stock, J. Clark Stevens owned 2,000 shares of Mesa Common Stock, and W. Stephen Jackson owned 2,400 shares of Mesa Common Stock.

(3) These amounts represent both vested and non-vested Company contributions to the named executive officer's 401(k) plan. Under the Company's 401(k) plan, employees may contribute up to 15 percent of their annual salary and bonus up to a specified maximum. The Company currently makes matching contributions of 50 percent of employees' contribution (including officers) with a cap of 10 percent of the employees' annual compensation. Contributions by the Company to its 401(k) plans for the year ended September 30, 1997 was $1,679,802.

OPTIONS

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                                       PERCENT OF
                         NUMBER OF       TOTAL
                         SECURITIES     OPTIONS/                                 POTENTIAL REALIZABLE VALUE AT
                         UNDERLYING       SARS                                      ASSUMED ANNUAL RATES OF
                          OPTIONS/     GRANTED TO                                   STOCK PRICE APPRECIATION
                            SARS       EMPLOYEES      EXERCISE                          FOR OPTION TERM
                          GRANTED      IN FISCAL     BASE PRICE    EXPIRATION    ------------------------------
                            (#)           YEAR         ($/SH)         DATE          5% ($)           10% ($)
NAME(A)                     (B)           (C)           (D)           (E)            (F)               (G)
-------                  ----------    ----------    ----------    ----------    ------------      ------------
Larry L. Risley........   150,000         22.6%         5.88        04/01/07       $441,000          $882,000
J. Clark Stevens.......    80,000         12.0%         5.88        04/01/07       $235,200          $470,400
Gary E. Risley.........    50,000          7.5%         5.88        04/01/07       $147,000          $294,000
W. Stephen Jackson.....    50,000          7.5%         5.88        04/01/07       $147,000          $294,000

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                   NUMBER OF
                                                                  UNEXERCISED        VALUE OF UNEXERCISED
                                                                   OPTIONS AT        IN-THE-MONEY OPTIONS
                                                    VALUE      SEPTEMBER 30, 1997    AT SEPTEMBER 30, 1997
                                SHARES ACQUIRED    REALIZED       EXERCISABLE/           EXERCISABLE/
NAME                            ON EXERCISE(#)       ($)         UNEXERCISABLE         UNEXERCISABLE(1)
----                            ---------------    --------    ------------------    ---------------------
Larry L. Risley...............        -0-            -0-       600,000 / 350,000         $0 / $83,700
J. Clark Stevens..............        -0-            -0-       204,665 / 193,335         $0 / $44,640
Gary E. Risley................        -0-            -0-       164,998 / 120,002         $0 / $27,900
W. Stephen Jackson............        -0-            -0-       116,665 / 133,335         $0 / $27,900

---------------
(1) Based on the closing price of the Common Stock on September 30, 1997 at $6.438.

EMPLOYMENT AGREEMENTS

     Larry L. Risley. On February 4, 1998, the Company entered into an employment agreement (the "Agreement") with Larry L. Risley as Manager of Special Projects effective as of May 1, 1998. As Manager of Special Projects, Mr. Risley will be retained by the Board from time to time to advise and assist in the strategic acquisition of assets, businesses and mergers and acquisitions of other airline companies. The Agreement is for a period of five years and will pay Mr. Risley an annual salary of $275,000. Under the Agreement, Mr. Risley is not eligible for vacation pay, stock option grants or other fringe benefits, except for health insurance for himself and his wife.

     The Agreement further provides that Mr. Risley shall continue to hold the position of Chairman Emeritus while serving on the Board. The directors are required to vote to nominate Mr. Risley and to use their best efforts to cause his election as a member of the Board through the fiscal year ending September 30, 2003.

     In exchange for entering into a covenant not to compete and a covenant of confidentiality, the Agreement provides that Mr. Risley's employment will be non-terminable through the fifth anniversary of his retirement as CEO. The Agreement also provides that the Board will offer to sell FCA, Inc. dba Four Corners Aviation to Mr. Risley at a price determined by an independent appraisal firm. If such sale is not consummated, the Agreement provides that Mr. Risley will receive an annual office expense allowance of $9,000 during the term of the Agreement.

     Jonathan G. Ornstein. Upon his appointment as Chief Executive Officer of the Company as of May 1, 1998, Jonathan G. Ornstein and the Company entered into an employment agreement (the "Agreement").

     The Agreement is for a term of three years ending March 13, 2001 and is subject to automatic renewal unless either party gives written notice of its intent to terminate. Under the Agreement, Mr. Ornstein will be compensated by a combination of a minimum base salary of $200,000 per year plus an annual bonus based on positive growth in earnings per share. Mr. Ornstein will receive a "Minimum Bonus" of $52,500 if the Company achieves any positive growth in earnings per share, a "Threshold Bonus" of $105,000 for growth between 7.0 percent and 12.9 percent, a "Target Bonus" of $210,000 for growth between 13.0 percent and 17.9 percent and a "Maximum Bonus" of $420,000 for growth of 18.0 percent or better.

     In addition to salary and bonus, Mr. Ornstein's employment agreement gives him the right to receive an initial grant of 1,000,000 stock options vesting in one-third increments on the date of grant and the first and second anniversaries thereof and additional annual option grants of 150,000 shares throughout the term of the Agreement, subject to shareholder approval. If the shareholders do not approve such grants, Mr. Ornstein's employment agreement requires the Company to issue stock appreciation rights in an amount necessary to provide the same level of compensation as would have been provided by the grant of stock options.

     The Agreement provides that upon permanent disability, as defined in the Agreement, Mr. Ornstein will receive his base salary plus an amount equal to the Minimum Bonus plus any monthly payments under any policy of disability income insurance paid for by the Company. The Company will pay such permanent disability payments for the remaining term of the Agreement, but in no case will the period exceed 24 months.

     Mr. Ornstein may terminate the Agreement at any time, upon written notice, within one year following the occurrence of an event constituting "Good Reason," as defined below. Upon the termination by the Company "Without Good Cause" or termination by Mr. Ornstein for Good Reason, Mr. Ornstein will be entitled to a lump-sum severance payment equal to the sum of (1) the number of years (or fractions thereof) remaining in the then-unexpired term or two, whichever is greater, multiplied by (a) base salary times the number of years, plus (b) the amount of cash equal to the Target Bonus or the minimum amount of any similar bonus then in effect, plus (c) any other cash or other bonus earned prior to the date of termination; and (2) any additional payments necessary to discharge certain tax liabilities as defined in the Agreement. Upon Mr. Ornstein's termination Without Good Cause or upon Good Reason, any and all vesting or performance requirements affecting outstanding stock and other compensation under the Employee Stock Option Plan will be deemed fully satisfied and any risk of forfeiture with respect thereto will be deemed to have lapsed.

     "Good Reason" is defined to mean the occurrence of the following circumstances without Mr. Ornstein's consent: (i) assignment to any duties substantially inconsistent with the duties or a reduction in the duties contemplated by the Agreement; (ii) removal of any titles bestowed under the Agreement; (iii) the Company's failure to include Mr. Ornstein as a nominee for the Board in its proxy or his failure to be reelected to the Board; (iv) any breach or failure of the Company to carry out the provisions of the Agreement after notice and an opportunity to cure; (v) a Change in Control (as defined below); or (vi) relocation of Mr. Ornstein, his office, facilities or personnel except if such relocation is to any future location of the Company's headquarters and such new location is in a metropolitan area with a population of over 1,000,000 people.

     A "Change in Control" is defined to include (i) a change in control reportable on Form 8-K or Schedule 14A of the Exchange Act; (ii) the acquisition, other than by an employee benefit plan, of twenty-five percent (25%) or more of the combined voting power of the Company's outstanding securities; (iii) failure of the Incumbent Directors (as defined in the employment agreements) to constitute at least a majority of all directors of the Company; (iv) the closing of a sale of all or substantially all the assets of the Company; (v) the Company's adoption of a plan of dissolution or liquidation; or (vi) the closing of a merger or consolidation in which the Company is not the surviving corporation or at least seventy-five percent (75%) of the surviving corporation's stock is not held by persons who were stockholders of Company immediately prior to such merger or consolidation.

     If under the Agreement Mr. Ornstein is to receive any payment for termination for Good Reason, death or permanent disability payment, payment for termination Without Good Cause or any payment as a result of a Change of Control of the Company, Mr. Ornstein shall be entitled to receive the amounts sufficient to cover the excise tax, if any, imposed on such payments.

     Blaine M. Jones. Upon his appointment as Chief Financial Officer, Treasurer and Vice President of Finance, Blaine M. Jones and the Company entered into an employment agreement.

     Mr. Jones' employment agreement contains the same material provisions as Mr. Ornstein's Agreement except his cash and non-cash compensation is less than Mr. Ornstein's and the definition of Change in Control excludes provisions regarding being a director of the Company. Mr. Jones' base salary is $100,000 with a Minimum Bonus of $22,500, a Threshold Bonus of $45,000, a Target Bonus of $90,000 and a Maximum Bonus of $180,000.

     In addition, Mr. Jones will be entitled to an initial grant of 150,000 stock options and additional annual grants of 75,000 shares throughout the term of the Agreement, subject to shareholder approval. If the shareholders do not approve such grants, the Company will issue stock appreciation rights to Mr. Jones in an amount necessary to provide the same level of compensation as would have provided by the grant of stock options.

     Other Officers. Employment agreements have also been entered into with the Chief Operating Officer and Chief Legal Officer of the Company and the Presidents of the America West Express, Mesa Airlines,

Inc., WestAir Commuter Airlines, Inc. and Air Midwest, Inc. The employment agreements with Mr. Stevens and Mr. Gary Risley provide for a term of one year after a new CEO is appointed or April 30, 1999, whichever is earlier ("Termination Date"). Mr. Stevens is paid $235,000 per year and Mr. Risley is paid $150,000 per year. If still employed on the Termination Date, Mr. Stevens and Mr. Risley will each receive a bonus equal to his annual base salary. If terminated "without cause" or they elect to terminate employment with "Good Reason," (as defined below) each is entitled to severance pay of 90 percent of base salary payable for 12 months and 10 percent of base salary for an additional 12 months. Also, Mr. Stevens and Mr. Risley shall continue to be treated as employees for the purpose of the Company's stock option plan during the period severance is paid.

     Mr. Risley's and Mr. Stevens' employment agreements define Good Reason as the occurrence of any of the following events to which the executive has not expressly agreed in writing: (i) assignment to duties inconsistent with the executive's position, duties, responsibilities at the time of entering the agreement or the failure to re-elect the executive to his present positions;
(ii) a material reduction in compensation; (iii) relocation to any city other than the principal location at which the executive performed his duties on the effective date of the agreement; provided, however, if the Company moves its principal executive offices, the Company shall pay the executives' reasonable moving expenses, including but not limited to, financial assistance with the purchase and sale of a personal residence and the Company shall make such adjustments in compensation reasonably necessary to reflect an increased cost of living; (iv) failure of the Company to obtain the assumption of the agreement by any successor to substantially all of the assets or business of the Company; (v) any material breach and failure to cure by the Company after written notice; or
(vi) a good faith determination by the executive that he is unable to carry out the duties, responsibilities, authorities or powers attendant to the executive's position by reason of the conditions surrounding the employment, which conditions did not exist on the effective date of the agreement.

     W. Stephen Jackson resigned from his positions as Vice President of Finance, Treasurer and Chief Financial Officer. Mr. Jackson's resignation was for "Good Reason" as defined under his employment agreement. Mr. Jackson has been requested by the Company to remain as a full-time employee for a transition period which has yet to be determined. As severance, Mr. Jackson will receive $135,000 payable over 12 months beginning on the date his requested service with the Company has ended and $15,000 payable over the following 12 months. In addition, during the severance period he will be considered an employee and will continue to receive fringe benefits except for use of a Company car or travel allowance. Mr. Jackson will not be entitled to any bonus during the 24-month severance period, and although he cannot participate in any future option grants, all options granted under the Company's option plans will continue to be governed by the terms and conditions therein and vest through two years after the date his full-time employment with the Company has ended.

COMPENSATION OF DIRECTORS

     Each outside director receives a retainer of $10,000 per year, along with the payment of $1,000 per meeting attended in person; $500 for each committee meeting attended in person; $500 for each telephone Board meeting attended and reimbursement of all expenses associated with attending committee or Board meetings. Pursuant to the Company's Additional Outside Directors' Stock Option Plan (the "Additional Plan"), each outside director serving in fiscal 1997 was granted 3,000 options in December 1996 (other than Mr. Madden who received 3,000 options on June 6, 1997 when he was appointed to the Board). All options granted to Blaine Jones expired on September 6, 1997 as a result of his resignation from the Board of Directors on June 6, 1997. Options granted to Messrs. Poe, Pennington and Braly were granted on December 11, 1996 at an exercise price of $9.75 per share and were fully vested on December 11, 1997. Options granted to Messrs. Pennington and Poe expired in April 1998, three months after their resignation from the Board. Options granted to Mr. Madden were granted June 6, 1997 at an exercise price of $4.88 and will be fully vested on June 6, 1998.

     Upon their appointment to the Board, Messrs. Ornstein, Swigart, Fogleman, Altobello and Denton were entitled to a grant of 3,000 stock options pursuant to the Additional Plan. However, due to an inadequate number of stock options available under the Additional Plan, each received 2,800 stock options at an exercise price of $6.60 per share on January 30, 1998. No additional options remain for grant pursuant to the Additional Plan.

     Each outside director serving as a director during fiscal 1997 also participated in the Company's original Outside Directors Stock Option Plan (the "Formula Plan"). Other than initial grants under this plan, grants pursuant to the Formula Plan are contingent on improved returns for the shareholders. Each outside director is granted 10,000 options as of the first business day of the month following appointment to the Board. (The date of the first grant of option is referred to herein as the "Initial Grant Date"). Each outside director receives a grant of an additional 10,000 options (the "Second Grant") if: (i) the director is still serving as a director of the Company on the date of the Second Grant; and (ii) the annual percentage increase in shareholder return either:

          (a) exceeds seven percent for any fiscal year within four years of the Initial Grant Date (the "Target Percent"), provided that the effective date of the grant shall be delayed until the second anniversary of the Initial Grant Date if the Target Percent is achieved in the first two fiscal years following the Initial Grant Date, or

          (b) exceeds an aggregate of 10 percent for any two consecutive fiscal years within four years after the Initial Grant Date (the "Alternative Target Percent").

     Each outside director receives a third grant of an additional 10,000 options (the "Third Grant") if: (i) the director is still serving as a director of the Company on the date of the Third Grant; and (ii) the annual percentage increase in shareholder return either:

          (a) exceeds seven percent for any fiscal year within six years of the Initial Grant Date (the "Additional Target Percent"), provided that the effective date of the grant shall be delayed until the fourth anniversary of the Initial Grant Date if the Additional Target Percent is achieved in the first four fiscal years following the Initial Grant Date, or

          (b) exceeds an aggregate of 10 percent for any two consecutive fiscal years within six years after the Initial Grant Date (the "Additional Alternative Target Percent").

     Options granted to the outside directors on the Initial Grant Date become exercisable one year after the Initial Grant Date and when the fair market value (as defined by the Formula Plan) of the Common Stock has increased by three percent from the Initial Grant Date.

     All other options become exercisable immediately upon satisfaction of the following conditions: six months after the date the option was granted, and when the fair market value of the shares (as defined in the Formula Plan) has increased by seven percent from the date the option was granted.

     With respect to options granted on the Initial Grant Date, the exercise price of the options granted under the Formula Plan may not be less than the fair market value of the Common Stock on the date of the grant. With respect to options granted on the Second Grant Date, the option price per share may not be less than the fair market value of the shares on the last business day of the fiscal year that the Company achieves the Target Percent or the Alternative Target percent. With respect to options granted on the Third Grant Date, the option price per share may not be less than the fair market value of the shares as of the last business day of the fiscal year that the Company achieves the Additional Target percent or the Additional Alternative Target percent.

     Mr. Madden received 10,000 options at an exercise price of $5.32 on July 1, 1997, which will vest on July 1, 1998 if the fair market value of the Common Stock has increased by three percent over the exercise price. No other options were granted in fiscal 1997 pursuant to this plan. Pursuant to the Formula Plan, Messrs. Ornstein, Swigart, Fogleman, Altobello and Denton were each granted 10,000 stock options at an exercise price of $6.56 per share on February 2, 1998. The Board has discontinued granting options under the Formula Plan.

     Each director receives free travel on Mesa for himself and certain family members and through arrangements with certain major air carriers receives free or reduced-fare travel on those at no cost to the

Company. The Company believes that the directors' use of free air travel is "de minimis" and therefore did not maintain any records of their travel during fiscal 1997.

     Directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

     During fiscal 1997, the Company paid legal fees and expenses aggregating approximately $347,517 incurred in connection with the defense of a shareholders' derivative action on behalf of the Company and a class action suit, as a nominal defendant, the directors of the Company, a former director and a non-director officer. The aggregate amount paid has not been allocated between the Company and the individuals who are being indemnified pursuant to indemnification agreements and New Mexico law.

     The Chairman of the Board received a retainer for the months of February, March and April 1998 based on an annual retainer of $250,000 and will receive an a retainer for the months of May, June and July 1998 based on an annual retainer of $100,000. The retainer of the Board's Chairman is subject to adjustment and review by the Board and depends on the amount of time devoted by the Chairman to the Company.

COMPENSATION COMMITTEE INTERLOCKS

     Richard C. Poe, Jack Braly and George W. Pennington all served as members of the Compensation Committee during the fiscal year ended September 30, 1997. None of these directors held any executive officer position or other employment with the Company prior to or during such service nor did any executive officer serve on any other company's compensation committee. Mr. Pennington resigned from the Board on January 5, 1998, and Mr. Poe resigned from the Board on January 29, 1998.

                           RELATED PARTY TRANSACTIONS

     On January 9, 1997, one of the Company's wholly owned subsidiaries, FCA, Inc., entered into a distributorship agreement ("the Distributor Agreement") with Sino Swearingen Aircraft Company, L. P. (SSAC) for the distribution of corporate jets. The Distributor Agreement grants FCA distribution rights in the states of Colorado, Louisiana, New Mexico and Texas for sale of SSAC aircraft and parts. The Distributor Agreement also requires FCA to maintain a retail sales area, hangar and maintenance facility, with appropriate staff, and an adequate supply of spare parts at a general aviation airport strategically located within FCA's distribution area. FCA has agreed to purchase eight aircraft from SSAC with delivery dates beginning in the first quarter of 1999 and ending in the first quarter of 2001. The current purchase price of each aircraft is approximately $3.5 million and is subject to change by SSAC. FCA is required to make progress payments to SSAC on each aircraft as follows: upon execution of the purchase agreement, $75,000; 365 days prior to delivery date, $50,000; 180 days prior to delivery date, $150,000; at delivery, approximately $3.225 million (based upon the current purchase price) reduced by the distributors' profit. In total, FCA is presently obligated to purchase eight aircraft for approximately $28 million at current prices. FCA is also obligated to purchase an adequate supply of parts to support aircraft sold in the distribution area. In February 1997, FCA made progress payments of $600,000 to SSAC against its purchase order for eight aircraft. SSAC has subsequently notified FCA that the delivery schedule for the eight aircraft will be delayed for at least one year. The Distributor Agreement may be terminated by either party, upon 90 days' notice, on January 9, 2000, or annually thereafter, and is cancelable by mutual agreement of the parties or unilaterally by SSAC. The Chief Executive Officer of SSAC, Mr. Jack Braly, is a member of the Board of Mesa Air Group, Inc.

     Mr. Larry Risley's employment agreement provides that the Board will offer to sell him FCA, Inc. dba Four Corners Aviation at a price determined by an independent appraisal firm. If such sale is not consummated, Mr. Risley will receive an annual office expense allowance of $9,000 during the term of his employment agreement.

     Paul R. Madden received a cash retainer of $25,000 for his assistance to the Company in interviewing and selecting a qualified CEO candidate and in seeking qualified outside directors to be appointed to the Board prior to his appointment as Chairman of the Company.

     Mesa enters into business arrangements with related parties only where such arrangements are approved by a majority of disinterested directors and are on terms at least as favorable as available from unaffiliated third parties.

                    FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     Set forth below is a graph comparing the five-year cumulative shareholder return on the Common Stock of Mesa Air Group, Inc. against the five-year cumulative total return on the CRSP Index for NASDAQ Stock Market (US Companies) and the CRSP Index for NASDAQ Stocks (SIC 4510-4519) (an index composed of NASDAQ companies engaged in air transportation, and includes regional airlines whose stocks trade on NASDAQ) for the periods indicated. The graph assumes an initial investment of $100.00 and reinvestment of dividends, if any.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE REPORT FOR
                              MESA AIR GROUP, INC.

                                                                              'NASDAQ STOCKS
                                                                              (SIC 4510-4519
                                                                            US COMPANIES)|AIR
                                                          NASDAQ STOCK       TRANSPORTATION,
        MEASUREMENT PERIOD          'MESA AIR GROUP,       MARKET (US       SCHEDULED, AND AIR
      (FISCAL YEAR COVERED)               INC.'            COMPANIES)       COURIER SERVICES'
9/30/92                                  100.000             100.000             100.000
9/30/93                                  169.399             130.981             170.255
9/30/94                                   57.924             132.057             143.572
9/29/95                                   89.071             182.407             261.741
9/30/96                                   79.781             216.450             233.979
9/30/97                                   56.284             297.140             261.173

     The index level for all series was set to 100.0 on 09/30/92.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1998 by all directors, by each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

     The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within

60 days of March 31, 1998 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

                                                               NUMBER OF SHARES OF
                                                         COMMON STOCK BENEFICIALLY OWNED
                                                --------------------------------------------------
             NAME AND ADDRESS OF                               VESTED
               BENEFICIAL OWNER                  SHARES      OPTIONS(1)    TOTAL(1)     PERCENT(1)
             -------------------                ---------    ----------    ---------    ----------
Paul R. Madden................................      1,000       13,000        14,000         --%
  5847 North 46th Street
  Phoenix, Arizona 85018
James E. Swigart..............................         --           --            --         --%
  c/o Virgin Express
  Melsbroek Airport, Building 116
  Melsbroek, Belgium B1820
Jonathan G. Ornstein..........................  1,746,513(2)        --     1,746,513        6.2%
  2325 East 30th Street
  Farmington, New Mexico 87401
Daniel J. Altobello...........................         --           --            --         --%
  6550 Rock Spring Drive, Suite 550
  Bethesda, Maryland 20817
J. Clark Stevens..............................      2,000      204,665       206,665        0.7%
  2325 East 30th Street
  Farmington, New Mexico 87401
Jack Braly....................................         --       19,000        19,000         --%
  c/o Sino Swearingen Aircraft Co
  1770 Sky Place Boulevard
  San Antonio, Texas 78216
Herbert A. Denton.............................    233,300(3)    42,000(4)    275,300        0.9%
  c/o Providence Capital, Inc.
  730 5th Avenue, Suite 2102
  New York, New York 10019
Ronald R. Fogleman............................         --           --            --         --%
  406 Snowcap Lane
  Durango, Colorado 81301
Larry L. Risley...............................    516,380      600,000     1,116,380        3.9%
  2325 East 30th Street
  Farmington, New Mexico 87401
Gary E. Risley................................     15,300      164,998       180,298        0.6%
  2325 East 30th Street
  Farmington, New Mexico 87401
W. Stephen Jackson............................      2,400      116,665       119,065        0.4%
  2325 East 30th Street
  Farmington, New Mexico 87401
State of Wisconsin............................  2,762,000           --     2,762,000        9.8%
  P.O. Box 7842
  Madison, Wisconsin 53707

                                                               NUMBER OF SHARES OF
                                                         COMMON STOCK BENEFICIALLY OWNED
                                                --------------------------------------------------
             NAME AND ADDRESS OF                               VESTED
               BENEFICIAL OWNER                  SHARES      OPTIONS(1)    TOTAL(1)     PERCENT(1)
             -------------------                ---------    ----------    ---------    ----------
Nicholas Applegate Capital Management.........  1,640,000           --     1,640,000        5.8%
  600 West Broadway, 29th Floor
  San Diego, California 92101
Merrill Lynch & Co. et al.....................  1,490,000           --     1,490,000        5.3%
  250 Vesey Street
  New York, New York 10281
FMR Corp......................................  1,589,600           --     1,589,600        5.6%
  82 Devonshire Street
  Boston, Massachusetts 02109
Franklin Resources, Inc., et al...............  1,670,000           --     1,670,000        5.9%
  77 Mariners Island Blvd., 6th Floor
  San Mateo, California 94404
Dimensional Fund Advisors, Inc., et al........  1,901,400           --     1,901,400        6.7%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
American Express Co. et al....................  1,500,000           --     1,500,000        5.3%
  200 Vesey Street
  New York, New York 10285
All directors and officers as a group.........    821,700    1,120,328     3,637,221       12.6%

---------------
(1) Includes options vested on March 31, 1998 and options which will become vested on or before July 1, 1998. This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

(2) These amounts include shares owned by Barlow Partners II LP and Lisa Ornstein, Mr. Ornstein's wife. Mr. Ornstein is the controlling shareholder of Barlow Management, Inc., the general partner of Barlow Partners II, L.P.

(3) 209,300 shares of which are owned by a limited liability company, of which Mr. Denton has voting and investment power.

(4) Options held by a corporation of which Mr. Denton is the sole shareholder.

                   GRANTS OF OPTIONS UNDER COMPENSATION PLANS

     The following table sets forth certain information with respect to options to be granted under the Key Officer Plan, the 1996 Employee Stock Option Plan, as amended, and the Outside Directors' Stock Option Plan as of April 1, 1998, subject to the approval of such plans by the shareholders.

                                                                 1996 EMPLOYEE
                                                               STOCK OPTION PLAN     OUTSIDE DIRECTORS'
       NAME AND PRINCIPAL POSITION         KEY OFFICER PLAN      (AS AMENDED)       STOCK OPTION PLANS(1)
       ---------------------------         ----------------    -----------------    ---------------------
Larry L. Risley..........................             0                    0                    0
  Former Chairman of the Board
  and Chief Executive Officer
J. Clark Stevens.........................             0              240,000                    0
  Chief Operating Officer and President
Gary E. Risley...........................             0              150,000                    0
  Chief Legal Officer and Corporate
     Secretary
W. Stephen Jackson.......................             0               50,000                    0
  Former Chief Financial Officer,
  Vice President of Finance and Treasurer
All current executive officers as a
  group(2)
  (4 persons)............................     1,600,000              390,000                    0
Paul R. Madden...........................             0                    0                3,000(3)
  Nominee for director Chairman
  of the Board
James E. Swigart.........................             0                    0                3,000
  Nominee for director Vice Chairman of
  the Board
Jonathan G. Ornstein.....................     1,300,000                    0                    0
  Nominee for director Chief Executive
  Officer
Daniel J. Altobello......................             0                    0                3,000
  Nominee for director
Jack Braly...............................             0                    0                3,000
  Nominee for director
Herbert A. Denton........................             0                    0                3,000
  Nominee for director
Ronald R. Fogleman.......................             0                    0                3,000
  Nominee for director
All current directors as a group.........     1,300,000                    0               18,000
All non-executive employees as a group...             0            1,405,000                    0

---------------
(1) Each outside director will receive annual grants each April 1st until his resignation or removal of 3,000 options plus an amount equal to the value of $13,000 as determined pursuant to the Black-Scholes method at a risk-free rate equal to the rate paid on the 10-year zero coupon bond. The chart does not include the Black-Scholes Amounts.

(2) Includes options to be granted to Jonathan G. Ornstein, the Company's current Chief Executive Officer, which are also reported separately in the table.

(3) Mr. Madden will also receive the number of options equal to a value of $10,000, calculated pursuant to the Black-Scholes method at a risk-free rate equal to the rate paid on the 10-year zero coupon bond.

                                 OTHER BUSINESS

     So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Shareholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should properly be brought before the Annual

Meeting, it is intended that the proxy holders may vote or act in accordance with the Board's recommendation on such matters.

                             ADDITIONAL INFORMATION

LATE FILING DURING FISCAL YEAR 1997

     Larry L. Risley, J. Clark Stevens, W. Stephen Jackson and Gary E. Risley each filed a late Form 5 reporting option grants made during fiscal 1997 on June 3, 1998.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholder proposals for consideration at the next Annual Meeting, which the Company expects to hold in March 1999, must be received by the Company no later than September 30, 1998 for them to be included in the Company's proxy materials and form of proxy for the 1999 Annual Meeting. To be included, proposals must be proper under law and comply with the rules and regulations of the U.S. Securities and Exchange Commission.

ANNUAL REPORT

     The financial statements for the Company are contained in the Company's Annual Report accompanying this Proxy Statement.

                                          By Order of the Board of Directors

                                          Gary Risley
                                          Secretary

Las Vegas, Nevada
June 15, 1998

                                                                    APPENDIX "A"


                              MESA AIR GROUP, INC.

                          KEY OFFICER STOCK OPTION PLAN


1.       PURPOSE OF THE PLAN; TYPE OF PLAN

                  (a) General Purpose. The purpose of the Key Officer Stock Option Plan (the "Plan") is to compensate the new Chief Executive Officer and Chief Financial Officer with stock options ("Options") to induce their entry into employment agreements with salaries substantially below industry norm. Without the Plan, the Board of Directors does not believe it can attract the caliber of officers necessary to assist in the Company's restructuring. An extremely competitive market currently exists for senior executive officers and valuable stock options owned by senior management of competitors of the Company which would be forfeited upon departure make a generous stock option plan necessary to attract key officers.

                  (b) Designation of Stock Options as Non-Qualified Stock Options. Stock options granted under the Plan (the "Options") shall not be treated as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) Exemption from Short-Swing Liability. Options granted to the Chief Executive Officer and Chief Financial Officer pursuant to this Plan shall be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (d) Administration. This Plan may be administered by the Board of Directors of the Company (the "Board"), by the Compensation Committee or by any person or persons chosen by a majority of the Board. Grants or awards made pursuant to this Plan are to be made pursuant to the formula set forth in
Section 3 (the "Formula").

2.       STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN

                  (a) Description of Stock and Maximum Shares Allocated. The stock subject to the provisions of this Plan and issuable upon exercise of the Options are shares of the Company's Common Stock, no par value, which may be either unissued or treasury shares, as the Board may from time to time determine. Subject to adjustment as provided in Section 6, the aggregate number of shares of Common Stock covered by the Plan issuable upon exercise of all Options shall be one million six hundred thousand (1,600,000) shares, which shares shall be reserved for issuance upon the exercise of the Options. (The shares available for Options and all other shares of Common Stock of the Company shall be referred to as the "Shares.")

                  (b) Restoration of Unpurchased Shares. If an Option expires or terminates for any reason prior to its exercise in full before the term of the Plan expires, the

Shares subject to, but not issued under, such Option shall again be available for other Options hereafter granted.

3.       FORMULA AND OPERATION OF THE PLAN

                  (a) Eligible Persons. Options shall be granted solely to the Chief Executive Officer and Chief Financial Officer ("Key Officers").

                  (b) Date of Grants; Allotment; Adjustment.

                           One million (1,000,000) Options shall be granted to the Chief Executive Officer on March 13, 1998 and one hundred fifty thousand (150,000) Options shall be granted to the Chief Executive Officer on April 1, 1999 and on April 1, 2000 (for a total grant of one million three hundred thousand (1,300,000) Options). Three hundred thousand Options shall be granted to the Chief Financial Officer as follows: one hundred fifty thousand Options (150,000) on April 13, 1998; seventy-five thousand (75,000) Options on April 1, 1999; and seventy-five thousand (75,000) Options on April 1, 2000. (Options granted on March 13, 1998 to the Chief Executive Officer and on April 13, 1998 to the Chief Financial Officer shall be referred to herein as the "Initial Options." Options granted annually shall be referred to herein as the "Annual Options." Each of the dates on which Options are granted shall be referred to herein as the "Grant Date.")

                  (c) Price. The Option price per Share shall not be less than the fair market value of the Shares, as defined below, on the Grant Date.

                  (d) Fair Market Value. The fair market value of the Shares granted on March 13, 1998 shall be the closing asked price as furnished by NASDAQ on March 13, 1998. The fair market value of all other Shares granted on any particular day shall be determined as follows:

                           (i) If the Shares are listed or admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day on the New York Stock Exchange, or if the Shares have not been listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading, or if no sale takes place on such day on any such exchange, the average of the closing bid and asked price on such day as officially quoted on any such exchange;

                           (ii) If the Shares are not then listed or admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such date, in the over-the-counter market as furnished by the National

         Association of Securities Dealers Automated Quotation ("NASDAQ"), or if NASDAQ at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board; or

                           (iii) If the Shares are not then listed or admitted to trading in the over-the-counter market, the fair market value shall be the amount determined by the Board in a manner consistent with Treasury Regulation Section 20-2031-2 promulgated under the Code or in such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.

                  (e) Duration of Plan; Term of Option. The term of the Plan, unless previously terminated by the Board, is three (3) years or March 13, 2001. No Option shall be granted under the Plan unless granted within three years after the adoption of the Plan by the Board, but Options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration. Except as otherwise indicated in Section 5, all Options automatically expire ten (10) years from the date of grant.

                  (f) Vesting of the Options. One-third of the Initial Options granted on a Grant Date shall vest on the Grant Date; one-third of the Initial Options shall vest on the first anniversary date after the Grant Date; and the remaining one-third of the Initial Options shall vest on the second anniversary date after the Grant Date. One-third of the Annual Options granted on a Grant Date shall vest on the first anniversary after the Grant Date; one-third of the Annual Options granted on a Grant Date shall vest on the second anniversary after the Grant Date; and the remaining one-third of Annual Options granted on a Grant Date shall vest on the third anniversary after the Grant Date.

                  NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, OPTIONS GRANTED TO THE KEY OFFICERS SHALL NOT BECOME EXERCISABLE UNTIL SHAREHOLDER APPROVAL AS REQUIRED BY SECTION 4(a) OF THE PLAN HAS BEEN OBTAINED.

4.       TERMS AND CONDITIONS OF OPTIONS

                  (a) Approval by Shareholders. The Plan shall be submitted to the shareholders of the Company for their approval at a meeting to be held within twelve (12) months after the adoption of the Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the Shares of Common Stock present in person or by proxy and voting at the meeting. If the shareholders decline to approve the Plan at such meeting or if the Plan is not approved by the shareholders within twelve (12) months after its adoption by the Board, the Plan and all Options and rights granted hereunder shall automatically terminate to the same extent and with the same effect as though the Plan had never been adopted.

                  (b) Amendments to Plan. The approval of the shareholders of the Company shall be required to (i) increase the aggregate number of shares of Common Stock subject to the Plan; (ii) change the class of persons eligible to receive Options; (iii) modify the period within which Options may be granted, the exercise price or the terms upon which Options may be exercised, or (iv) increase the material benefits accruing to participants under the Plan. (Collectively, each of these changes in the Plan are referred to herein as "Material Amendments.") The Board may suspend or terminate the Plan at any time.

                  (c) Individual Agreements. Options granted under the Plan shall be evidenced by agreements in such form as the Board from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan.

                  (d) Required Provisions. Each agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the option, (iii) the time at which the option becomes exercisable, (iv) the scheduled expiration date of the option, (v) the vesting period(s) for such options, and (vi) the timing and conditions of issuance of any stock option exercise.

                  (e) No Fractional Shares. Options shall be granted and exercisable only for whole shares; no fractional shares will be issuable upon exercise of any Option granted under the Plan. Fractional Options shall be rounded down to the nearest whole share number.

                  (f) Method of Exercising Options. Options shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the election to exercise the option and the number of shares with respect to which it is being exercised, and shall be signed by the person exercising the option. Such notice shall be accompanied by payment in full of the exercise price for the number of Shares being purchased. Payment may be made in cash or by bank cashier's check or by tendering duly endorsed certificates for shares of the Company's Common Stock then owned by the optionholder. The Company shall deliver a certificate or certificates representing the Option Shares to the purchaser as soon as practicable after payment for those Shares has been received. If an Option is exercised by any person other than the optionholder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that are purchased and paid for in full upon the exercise of an Option shall be fully paid and non-assessable. The Board may determine that payment upon the exercise of an Option may be made with Shares owned by the Key Officer having a fair market value (as determined in Section 3(d)) on the exercise date equivalent to the amount of payment, or any combination of cash and such Shares equal to such amount.

                  (g) No Rights of a Shareholder. An optionholder shall have no rights as a shareholder with respect to shares covered by an Option. No adjustment will be made for cash dividends for which the record date is prior to the date a stock certificate is issued upon exercise of an Option. Upon such exercise of an Option, the holder of the Shares of Common Stock so received shall have all the rights of a shareholder of the Company as of the date of issuance.

5.       TERMINATION OF EMPLOYMENT; ASSIGNABILITY; DEATH

                  (a) Termination of Employment. If any Key Officer ceases to be an Employee and if the Key Officer serves as a director then also ceases to be a director of the Company, other than by reason of death, disability, termination by the Company "Without Good Cause," (as such terms are defined in Section 7.2(iii) of their employment agreements) termination by the Employee for "Good Reason," (as such terms are defined in Section 7.4(i) of their employment agreements) or discharge for good cause, such holder (or his successors in the case of the holder's death which results in the termination of employment) may, within three (3) months after the date of termination, or, if the Key Officer is a director, within three (3) months after removal or resignation as a director, whichever is later, but in no event after the stated expiration date, purchase some or all of the Shares with respect to which such optionholder was entitled to exercise such Option on the date employment terminated, or on the date his directorship ended, whichever is later.

                  (b) Assignability. No Option or the privileges conferred thereby shall be assignable or transferable by a holder other than by will or the laws of descent and distribution.

                  (c) Disability. If the Key Officer is removed as an Employee due to disability, the Key Officer may exercise the Options, in whole or in part, to the extent they were exercisable on the date when the Key Officer's employment terminated, at any time prior to the expiration date of the Options or within one (1) year of the date of removal, whichever is earlier.

                  (d) Discharge for Good Cause. If a Key Officer is removed as an Employee of the Company for good cause, the Options shall terminate upon the effective date of the removal. The Board shall have the right to determine whether the Key Officer has been discharged for good cause for purposes of the Plan and the date of such discharge.

                  (e) Termination Without Good Cause or For Good Reason. If the Chief Executive Officer or Chief Financial Officer is terminated by the Company "Without Good Cause" (as such terms are defined in Section 7.2(iii) of their employment agreements) or if the Chief Executive Officer or Chief Financial Officer terminates his employment for "Good Reason" (as such terms are defined in Section 7.4(i) of their employment agreements) (referred to herein as the "Terminated Officer"), all of the Options granted to the Terminated Officer prior to his termination shall vest immediately upon termination and the Terminated Officer shall have until the expiration term of the Options to exercise them.

                  (f) Death of Holder. If Key Officer dies while serving as an Employee, an Option shall be exercisable until the stated expiration date thereof by the person or persons ("successors") to whom the holder's rights pass under will or by the laws of descent and distribution, but only to the extent that the holder was entitled to exercise the Option at the date of death. An Option may be exercised (and payment of the Option price made in full) by the successors only after written notice to the Company, specifying the number of shares to be purchased. Such notice shall comply with the provisions of Section 4(f).

6.       CERTAIN ADJUSTMENTS

                  Except as limited by Section 422 of the Code, the aggregate number of Shares subject to the Plan, the number of Shares covered by outstanding Options, and the price per share stated in such Options shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Company of consideration therefor in money, services or property.

7.       COMPLIANCE WITH LEGAL REQUIREMENTS

                  (a) For Investment Only. If, at the time of exercise of this Option, there is not in effect as to the Option Shares being purchased a registration statement under the Securities Act of 1933, as amended (or any successor statute) (collectively the "1933 Act"), then the exercise of this option shall be effective only upon receipt by the Company from the Key Officer (or his legal representatives or heirs) of a written representation that the Option Shares are being purchased for investment and not for distribution.

                  (b) Registration Statement Preparation. The Key Officer hereby agrees to supply the Company with such information and to cooperate with the Company, as the Company may reasonably request, in connection with the preparation and filing of the registration statements and amendments thereto under the Securities Act of 1933 and applicable state statutes and regulations applicable to the Option Shares. The Company shall not be liable for failure to issue any such Option Shares where such opinion of counsel cannot be obtained within the period specified for the exercise of the Option, or where such registration is required in the opinion of counsel. If shares of Common Stock of the Company are, at the time of the exercise of this Option, listed upon a securities exchange, the exercise of this Option shall be contingent upon completion of the necessary steps to list the Option Shares being purchased upon such securities exchange.

                  (c) Additional Restrictions on Option Exercise. Key Officer may only exercise Options during the period commencing three (3) business days following the release for publication of quarterly or annual financial information regarding the Company and ending two weeks prior to the end of the then current fiscal quarter of the Company (the "Release Period").

                  A "release for publication" shall be deemed to be satisfied if the specified financial data appears:

                           (i) On a wire service;

                           (ii) A financial news service;

                           (iii) In a newspaper of general circulation; or

                           (iv) Is otherwise made publicly available.

                  Notwithstanding any provision to the contrary contained herein, a Key Officer may exercise Options only so long as such exercise does not violate the law or any rule or regulation adopted by the appropriate governmental authority.

8.       MISCELLANEOUS

                  (a) No Funding. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure any payment under the Plan.

                  (b) Nevada Law. The Plan and the Options shall be governed by the laws of the State of Nevada.

                  (c) Modification of Grant, Vesting Date. Should April 1 in any given year fall on a day on which trading in the Shares is closed, the action which would have taken place on April 1 shall be delayed until the first day after April 1 that trading in the Shares commences.

                  (d) Withholding of Taxes. The Company shall have the right to deduct from any other compensation of the Key Officer any federal, state or local income taxes (including FICA) required by law to be withheld with respect to the granting or exercise of any Options.

                  DATED as of the 1st day of June, 1998 and effective as of March 13, 1998.

                                            MESA AIR GROUP, INC.


                                            By:
                                               --------------------------------
                                               Paul R. Madden
                                               Chairman of the Board

ATTESTED BY:


By:----------------------------
     Gary E. Risley
     Secretary

                                                                    APPENDIX "B"

                              MESA AIR GROUP, INC.

                      OUTSIDE DIRECTORS' STOCK OPTION PLAN


1.       PURPOSE OF THE PLAN; TYPE OF PLAN

                  (a) Attract and Retain Talented Outside Directors. The purpose of the Mesa Air Group, Inc. Outside Directors' Stock Option Plan (the "Plan") is to attract and retain independent directors ("Qualified Directors") who are and will be responsible for the restructuring, growth and success of Mesa Air Group, Inc., a Nevada corporation (the "Company"), and its subsidiaries by providing an incentive-based form of compensation to the Qualified Directors and encouraging such Qualified Directors to invest in shares of the Company's Common Stock to increase the Qualified Directors' personal interest in the success of the Company. The Plan is also intended to reduce the cash compensation necessary to attract Qualified Directors.

                  (b) Designation of Stock Options as Non-Qualified Stock Options. Stock options granted under the Plan (the "Options") shall not be treated as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) Exemption from Short-Swing Liability. Options granted to Qualified Directors of the Company pursuant to this Plan shall be exempt from
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (d) Administration. This Plan may be administered by the Board of Directors of the Company (the "Board") or by any person or persons chosen by a majority of the Board.

2.       STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN

                  (a) Description of Stock and Maximum Shares Allocated. The stock subject to the provisions of this Plan and issuable upon exercise of the Options are shares of the Company's Common Stock, no par value, which may be either unissued or treasury shares, as the Board may from time to time determine. Subject to adjustment as provided in Section 6, the aggregate number of shares of Common Stock covered by the Plan issuable upon exercise of all Options shall be 150,000 shares, which shares shall be reserved for use upon the exercise of the Options. (The shares available for Options and all other shares of Common Stock of the Company shall be referred to as the "Shares.")

                  (b) Restoration of Unpurchased Shares. If an Option expires or terminates for any reason prior to the exercise in full before the term of the Plan expires, the

Shares subject to, but not issued under, such Option shall again be available for other Options hereafter granted.

3.       FORMULA AND OPERATION OF THE PLAN

                  (a) Eligible Persons. Options will automatically be granted to all present and future directors of the Company who are not employees of the Company or of any subsidiary of the Company ("Qualified Directors").

                  (b) Date of Grants; Allocation. Each Qualified Director serving on the Board of Directors as of April 1, 1998, shall receive (i) 3,000 options to purchase 3,000 shares of Common Stock, no par value, plus (ii) the number of options to purchase Common Stock equivalent to a cash value of $13,000 as calculated pursuant to the Black-Scholes valuation method at a risk-free rate of a ten-year zero coupon bond (collectively referred to herein as the "Formula Amount") effective as of April 1, 1998. (For example, if the Black-Scholes valuation method results in a value of $6.50 per option, each Qualified Director would receive 2,000 options plus the fixed allocation of 3,000 options, or a total of 5,000 options at the exercise price as set forth below in Section 3(c).) Each Qualified Director shall receive an additional Formula Amount on each April 1st thereafter or if at any time there is an insufficient number of options to make the full Formula Amount allocation, a pro-rata amount of the remaining options available under the Plan shall be granted to each Qualified Director.

                  Any Qualified Director who was not serving as a director as of April 1, 1998, upon the first business day after being appointed as a director, shall be granted a pro rata portion of the Formula Amount ("Pro Rata Options") and Options shall be granted to such Qualified Director on each succeeding April 1 in the Formula Amount. The amount of Pro Rata Options to be granted to each new Qualified Director shall be calculated by dividing the number of days prior to April 1 by the number of days in the calendar year and multiplying the quotient by the Formula Amount.

                  Any Qualified Director who is serving as the Chairman of the Board of Directors shall receive an annual grant of the number of options equal to a value of $10,000 calculated in accordance with the Black-Scholes method as specified above (the "Chairman's Options") on each April 1st which shall be in addition to any other options granted to him as a director pursuant to this
Section 3(b). (Each of the dates upon which Options are granted shall be referred to herein as the "Grant Date.")

                  (c) Price. The Option price per Share shall not be less than the fair market value of the Shares, as defined below, on the Grant Date.

                  (d) Fair Market Value. The fair market value of a Share on any particular day shall be determined as follows:

                           (i) If the Shares are listed or admitted to trading on any security exchange, the fair market value shall be the average sales price on such day on the New York Stock Exchange, or if the Shares have not been listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading, or if no sale takes place on such day on any such exchange, the average of the closing bid and asked price on such day as officially quoted on any such exchange;

                           (ii) If the Shares are not then listed or admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such date, in the over-the-counter market as furnished by the National Association of Securities Dealers Automated Quotation ("NASDAQ"), or if NASDAQ at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board; or

                           (iii) If the Shares are not then listed or admitted to trading in the over-the-counter market, the fair market value shall be the amount determined by the Board in a manner consistent with Treasury Regulation Section 20-2031-2 promulgated under the Code or in such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.

                  (e) Duration of Plan; Term of Option. The term of the Plan, unless previously terminated by the Board, is ten (10) years commencing on the date of adoption of the Plan by the Board. No Option shall be granted under the Plan unless granted within ten (10) years of the adoption of the Plan by the Board, but Options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration. Except as otherwise indicated in
Section 5, all Options automatically expire ten (10) years from the date of grant.

                  (f) Vesting of the Options. Options granted to the Qualified Directors serving as of April 1, 1998 shall fully vest and become exercisable immediately upon shareholder approval (as required by Section 4(a) of the Plan) or, with respect to Options granted after shareholders approve the Plan, immediately upon the Grant Date. Options granted to Qualified Directors who are not serving as directors as of April 1, 1998, shall vest in full and become exercisable six (6) months after the Grant Date.

                  (g) Additional Restrictions on Option Exercise. A Qualified Director may only exercise Options during the period commencing three (3) business days following the release for publication of quarterly or annual financial information regarding the Company and ending two (2) weeks prior to the end of the then current fiscal quarter of the Company (the "Release Period").

                  A "release for publication" shall be deemed to be satisfied if the specified financial data appears:

                           (i) On a wire service;

                           (ii) A financial news service;

                           (iii) In a newspaper of general circulation; or

                           (iv) Is otherwise made publicly available.

                  Notwithstanding any provision to the contrary contained herein, a Qualified Director may exercise Options only so long as such exercise does not violate the law or any rule or regulation adopted by the appropriate governmental authority.

4.       TERMS AND CONDITIONS OF OPTIONS

                  (a) Approval by Shareholders. The Plan shall be submitted to the shareholders of the Company for their approval at a meeting to be held within twelve (12) months after the adoption of the Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the Shares of Common Stock present in person or by proxy and voting at the meeting. If the shareholders decline to approve the Plan at such meeting or if the Plan is not approved by the shareholders within twelve (12) months after its adoption by the Board, the Plan and all Options and rights granted hereunder shall automatically terminate to the same extent and with the same effect as though the Plan had never been adopted.

                  (b) Amendments to Plan. Without the approval of the shareholders of the Company, the Board shall not (i) increase the aggregate number of shares of Common Stock subject to the Plan; (ii) change the class of persons eligible to receive Options; (iii) modify the period within which Options may be granted, the exercise price or the terms upon which Options may be exercised, or (iv) increase the material benefits accruing to participants under the Plan. An amendment to permit the assignment of options other than as specified in Section 5(b) shall not be considered a Material Amendment. (Collectively, each of these changes in the Plan are referred to herein as "Material Amendments.") The Board may suspend or terminate the Plan at any time.

                  (c) Individual Agreements. Options granted under the Plan shall be evidenced by agreements in such form as the Board from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan.

                  (d) No Fractional Shares. Options shall be granted and exercisable only for whole shares; no fractional shares will be issuable upon exercise of any Option granted under the Plan.

                  (e) Method of Exercising Options. Options shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the election to exercise the option and the number of shares with respect to which it is being exercised, and shall be signed by the person exercising the option. Such notice shall be accompanied by payment in full of the exercise price for the number of Shares being purchased. Payment may be made in cash or by bank cashier's check or by tendering duly endorsed certificates for shares of the Company's Common Stock then owned by the optionholder. The Company shall deliver a certificate or certificates representing the Option Shares to the purchaser as soon as practicable after payment for those Shares has been received. If an Option is exercised by any person other than the optionholder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that are purchased and paid for in full upon the exercise of an Option shall be fully paid and non-assessable. The Board may determine that payment upon the exercise of an Option may be made with Shares owned by the Qualified Director having a fair market value on the exercise date equivalent to the amount of payment, or any combination of cash and such Shares equal to such amount.

                  (f) No Rights of a Shareholder. An Optionholder shall have no rights as a shareholder with respect to shares covered by an Option. No adjustment will be made for cash dividends for which the record date is prior to the date a stock certificate is issued upon exercise of an Option. Upon such exercise of an Option, the holder of the Shares of Common Stock so received shall have all the rights of a shareholder of the Company as of the date of issuance.

5.       TERMINATION OF DIRECTORSHIP; ASSIGNABILITY; DEATH

                  (a) Termination of Directorship. If any Optionholder ceases to be a Director of the Company other than by reason of death, disability or discharge for cause, such holder (or its successors in the case of the holder's death which results in the termination of directorship) may, within three months after the date of termination, but in no event after the stated expiration date, purchase some or all of the Shares with respect to which such Optionholder was entitled to exercise such Option, on the date such directorship terminated; provided, that if after directorship is terminated, the holder commits acts detrimental to the Company's interests as determined by a two-thirds vote of the members of the Board, then the Option shall thereafter be void for all purposes.

                  (b) Assignability. No Option or the privileges conferred thereby shall be assignable or transferable by a holder other than by will or the laws of descent and distribution.

                  (c) Disability. If the Optionholder is removed as a director due to disability, the Optionholder may exercise the Options, in whole or in part, to the extent they were exercisable on the date when the Optionholder's directorship terminated, at any time prior to the expiration date of the Options or within one (1) year of the date of removal, whichever is earlier.

                  (d) Discharge for Cause. If an Optionholder is removed as a director of the Company for cause, the Options shall terminate upon receipt by the Optionholder of a notice of such removal or on the effective date of the removal, whichever is earlier. The Board shall have the right to determine whether the optionholder has been discharged for cause for purposes of the Plan and the date of such discharge.

                  (e) Death of Holder. If Optionholder dies while serving as a director, an Option shall be exercisable until the stated expiration date thereof by the person or persons ("successors") to whom the holder's rights pass under will or by the laws of descent and distribution, but only to the extent that the holder was entitled to exercise the Option at the date of death. An Option may be exercised (and payment of the option price made in full) by the successors only after written notice to the Company, specifying the number of shares to be purchased. Such notice shall comply with the provisions of Section 4(e).

6.       CERTAIN ADJUSTMENTS

                  (a) Capital Adjustments. Except as limited by Section 422 of the Code, the aggregate number of Shares subject to the Plan, the number of Shares covered by outstanding Options, and the price per share stated in such Options shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Company of consideration therefor in money, services or property.

                  (b) Mergers, Etc. Except as limited by the provisions of
Section 422 of the Code, if the Company is the surviving corporation in any merger or consolidation, any Option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A dissolution or liquidation of the Company shall cause every Option outstanding hereunder to terminate, unless specifically provided otherwise by the Board. A merger or consolidation in which the Company is not the surviving corporation shall also cause every Option outstanding hereunder to terminate, unless specifically provided otherwise by the Board, but each holder shall have the right immediately prior to a merger or consolidation in which the Company is not the surviving corporation, to exercise such Option in whole or in part without regard to any installment provisions contained in the Option agreement.

7.       COMPLIANCE WITH LEGAL REQUIREMENTS

                  (a) For Investment Only. If, at the time of exercise of this Option, there is not in effect as to the Option Shares being purchased a registration statement under the Securities Act of 1933, as amended (or any successor statute) (collectively the "1933 Act"), then the exercise of this option shall be effective only upon receipt by the Company from the Director (or his legal representatives or heirs) of a written representation that the Option Shares are being purchased for investment and not for distribution.

                  (b) Registration Statement Preparation. Each Qualified Director hereby agrees to supply the Company with such information and to cooperate with the Company, as the Company may reasonably request, in connection with the preparation and filing of the registration statements and amendments thereto under the Securities Act of 1933 and applicable state statutes and regulations applicable to the Option Shares. The Company shall not be liable for failure to issue any such Option Shares where such opinion of counsel cannot be obtained within the period specified for the exercise of the Option, or where such registration is required in the opinion of counsel. If shares of Common Stock of the Company are, at the time of the exercise of this Option, listed upon a securities exchange, the exercise of this Option shall be contingent upon completion of the necessary steps to list the Option Shares being purchased upon such securities exchange.

                  (c) Compliance with Law. No Shares shall be issued or transferred upon the exercise of any Option unless and until the following occurs:

                           (i) All legal requirements applicable to the issuance or transfer of Shares have been complied with; and

                           (ii) All requirements of any national securities exchange or association upon which the Shares are listed, traded or quoted have been met, in each case to the satisfaction of the Board. The Board shall have the right to condition the issuance of any Shares made to any person hereunder on such person's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may contain a legend to reflect any such restriction.

8.       MISCELLANEOUS

                  (a) No Funding. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure any payment under the Plan.

                  (b) Nevada Law. The Plan and the Options shall be governed by the laws of the State of Nevada.

                  (c) Modification of Grant, Vesting Date. Should April 1 in any given year fall on a day on which trading in the Shares is closed, the action which would have taken place on April 1 shall be delayed until the first day after April 1 that trading in the Shares commences.

                  DATED as of the 1st day of June, 1998 and effective as of April 1, 1998.

                                            MESA AIR GROUP, INC.


                                            By:
                                               --------------------------------

                                               --------------------------------

                                               --------------------------------

ATTESTED BY:


By:
   ---------------------
     Gary E. Risley
     Secretary

                                                                    APPENDIX "C"


                              MESA AIR GROUP, INC.

                              RESTATED AND AMENDED
                           EMPLOYEE STOCK OPTION PLAN

RECITALS:

                  A. On December 1, 1995, the Board of Directors of Mesa Air Group, Inc. (the "Company") adopted an Employee Stock Option Plan to be effective as of June 28, 1995 (the "Employee Plan").

                  B. On March 22, 1996, the Board of Directors of the Company adopted the First Amendment to the Employee Plan and thereafter, on April 8, 1996, the Employee Plan, as amended, was approved by the shareholders of the Company.

                  C. The Employee Plan, as amended, provides that amendments to the Employee Plan may be adopted without the approval of shareholders so long as the amendments are not Material Amendments as defined in Section 4(b) of the Employee Plan, as amended.

                  D. The Company desires to further amend the Employee Plan, as amended, to correct certain typographical and reference errors and to conform the Employee Plan to the existing policy of the Company which restricts trading in securities of the Company by certain employees and, in doing so to restate the Plan as amended. The Employee Plan as amended and restated is hereinafter referred to as the "Plan."

1.       PURPOSE OF THE PLAN; TYPE OF PLAN

                  (a) Attract and Retain Key Employees. The purpose of the Plan is to attract and retain key employees who are and will be responsible for the growth and success of the Company and its subsidiaries. The term "subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, as defined below, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "Employee" includes individuals employed by the Company or any of its subsidiaries.

                  (b) Incentive Stock Options. Some one or more of the options granted under the Plan may be intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and any grant of such an option shall clearly specify that such option is intended to so qualify. If no such specification is made, an option granted hereunder shall be intended to not qualify as an "incentive stock option."

                  (c) Exemption from Short-Swing Liability. Options granted to Officers or Directors of the Company ("Insiders") pursuant to this Plan shall be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Regulation Section 240.16(b)-3 adopted under the Exchange Act which was enacted on May 1, 1991.

                  (d) Formula Plan. This Plan may be administered by the Board of Directors of the Company (the "Board") or by any person or persons chosen by a majority of the Board. Grants or awards made pursuant to this Plan are to be made pursuant to the formula set forth in Section 3 (the "Formula") which may be adjusted for non-Insiders at the sole discretion of the Compensation Committee upon the recommendation of the Chief Executive Officer. The Formula is intended to qualify under Regulation 240.16b-3(c)(2)(ii) of the Exchange Act, thereby alleviating the necessity for disinterested administration of the Plan required by Regulation 240.16b-3(c)(2)(i).

2.       STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN

                  (a) Description of Stock and Maximum Shares Allocated. The stock subject to the provisions of this Plan and issuable upon exercise of the Options are shares of the Company's Common Stock, no par value, which may be either unissued or treasury shares, as the Board may from time to time determine. Subject to adjustment as provided in Section 6, the aggregate number of shares of Common Stock covered by the Plan issuable upon exercise of all Options shall be 2,800,000 Shares, which shares shall be reserved for use upon the exercise of the Options. The shares available for Options and all other shares of Common Stock of the Company shall be referred to as the "Shares."

                  (b) Restoration of Unpurchased Shares. If an Option expires or terminates for any reason prior to the exercise in full before the term of the Plan expires, the Shares subject to, but not issued under, such Option shall again be available for other Options hereafter granted.

3.       FORMULA AND OPERATION OF THE PLAN

                  (a) Eligible Persons. Options shall automatically be granted to the Insiders listed on Schedule "A" in the amounts provided in Section 3(b) and on Schedule "B." Unless otherwise directed by the Chief Executive Officer, Options shall be granted to the persons, other than Insiders, who fill each of the positions listed on Schedule "C" attached hereto (all parties listed on Schedule "C" shall be referred to herein as "Key Employees").

                  (b) Date of Grants; Allotment; Adjustment.

                           Options shall be granted to Insiders in the amounts set forth in Schedule "B" on June 28, 1995 and on April 1 1996 and 1997; and, with respect to non-Insiders, on those same dates in amounts determined by the Chief Executive

         Officer of the Company up to a maximum amount of 370,000 Options per year. If an Insider is employed by the Company after June 28, 1995, Insider shall, upon the first day of employment, be granted a pro rata portion of the Options as set forth in the column labeled "April 1, 1996 and 1997" shown on Schedule "B" (collectively, the "Pro Rata Options") and Options shall be granted to such Insider on each succeeding April 1 in the amounts set forth in Schedule "B." The amount of Pro Rata Options to be granted to each Insider shall be calculated by dividing the number of days prior to April 1 by the number of days in the calendar year and multiplying the quotient by the number of Options listed in Schedule "B" to be allotted to that Insider. Options granted to non-Insider Key Employees employed by the Company subsequent to June 28, 1995, shall be pro-rated in a similar manner if granted for the year in which employment commenced.

                  (c) Price. The Option price per Share shall not be less than the fair market value of the Shares, as defined below, on the Grant Date.

                  (d) Fair Market Value.

                           (1) If the options granted are intended to qualify as incentive stock options, the fair market value of a Share on any particular day shall be determined as follows:

                                    (a) If the Shares are listed or admitted to
                  trading on any securities exchange, the fair market value shall be the average sales price on such day on the New York Stock Exchange, or if the Shares have not been listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading, or if no sale takes place on such day on any such exchange, the average of the closing bid and asked price on such day as officially quoted on any such exchange;

                                    (b) If the Shares are not then listed or
                  admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such date, in the over-the-counter market as furnished by the National Association of Securities Dealers Automated Quotation ("NASDAQ"), or if NASDAQ at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board; or

                                    (c) If the Shares are not then listed or
                  admitted to trading in the over-the-counter market, the fair market value shall be the amount determined by the Board in a manner consistent with Treasury Regulation

         Section 20-2031-2 promulgated under the Code or in such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.

                           (2) If the Options granted are not intended to qualify as incentive stock options, the fair market value of a Share on any particular day shall be determined as follows:

                                    (a) If the Shares are listed or admitted to
                  trading on any securities exchange, the fair market value shall be the low sales price on such day on the New York Stock Exchange, or if the Shares have not been listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading, or if no sale takes place on such day on any such exchange, the average of the closing bid and asked price on such day as officially quoted on any such exchange;

                                    (b) If the Shares are not then listed or
                  admitted to trading on any securities exchange, the fair market value shall be the low sales price on such day or, if no sale takes place on such day, the low closing bid price on such date, in the over-the-counter market as furnished by the National Association of Securities Dealers Automated Quotation ("NASDAQ"), or if NASDAQ at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board; or

                                    (c) If the Shares are not then listed or
                  admitted to trading in the over-the-counter market, the fair market value shall be the amount determined by the Board in a manner consistent with Treasury Regulation Section 20-2031-2 promulgated under the Code or in such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.

                  (e) Duration of Plan. The term of the Plan, unless previously terminated by the Board, is ten years or June 28, 2005. No Option shall be granted under the Plan unless granted within ten years after the adoption of the Plan by the Board, but Options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

                  (f) Vesting of the Options and Pro Rata Options. One-third of the total Options granted on a Grant Date shall vest on the first anniversary date after the Grant Date; one-third of the total Options granted on a Grant Date shall vest on the second anniversary date after the Grant Date; and the remaining one-third of the total Options granted on a Grant Date shall vest on the third anniversary date after the Grant Date. One-third of the total Pro Rata Options shall vest on the first April 1 after their Grant Date (the "Initial Vesting Date"); one-third of the total Pro Rata Options shall vest on the first anniversary date after the Initial Vesting Date; and the remaining one-third of the total Pro Rata Options shall vest on the second anniversary date after the Initial Vesting Date. However, Pro Rata Options granted to

Insiders on or after October 1 and prior to April 1 in any year shall not vest until the second April 1 following the Grant Date at which time two-thirds of the total Pro Rata Options shall vest and the remaining one-third of the total Pro Rata Options shall vest on the first anniversary date thereafter.

                  NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, OPTIONS GRANTED TO THE KEY EMPLOYEES SHALL NOT BECOME EXERCISABLE UNTIL SHAREHOLDER APPROVAL AS REQUIRED BY SECTION 4(a) OF THE PLAN HAS BEEN OBTAINED; AND OPTIONS GRANTED TO INSIDERS SHALL NOT BECOME EXERCISABLE UNTIL (i) A MINIMUM OF SIX (6) MONTHS HAS PASSED FROM THE DATE OF SHAREHOLDER APPROVAL, OR (ii) A MINIMUM OF ONE (1) YEAR HAS PASSED FROM THE GRANT DATE, WHICHEVER OCCURS LATER.

4.       TERMS AND CONDITIONS OF OPTIONS

                  (a) Approval by Shareholders. The Plan shall be submitted to the shareholders of the Company for their approval at their regular meeting to be held within twelve (12) months after the adoption of the Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the Shares of Common Stock present in person or by proxy and voting at the meeting. If the shareholders decline to approve the Plan at such meeting or if the Plan is not approved by the shareholders within twelve (12) months after its adoption by the Board, the Plan and all Options and rights granted hereunder shall automatically terminate to the same extent and with the same effect as though the Plan had never been adopted.

                  (b) Amendments to Plan. The approval of the shareholders of the Company shall be required to (i) increase the aggregate number of shares of Common Stock subject to the Plan; (ii) change the class of persons eligible to receive Options; (iii) modify the period within which Options may be granted, the exercise price or the terms upon which Options may be exercised, or (iv) increase the material benefits accruing to participants under the Plan. (Collectively, each of these changes in the Plan are referred to herein as "Material Amendments.") Notwithstanding any other terms contained herein to the contrary, no Material Amendments shall be made to the Plan more than one time in any given one year period. The Board, however, may suspend or terminate the Plan at any time.

                  (c) Individual Agreements. Options granted under the Plan shall be evidenced by agreements in such form as the Board from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan.

                  (d) Required Provisions. Each agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the option, (iii) the time at which the option becomes exercisable, (iv) the scheduled expiration date of the option, (v) the vesting period(s) for such options, and (vi) the timing and conditions of issuance of any stock option exercise.

                  (e) No Fractional Shares. Options shall be granted and exercisable only for whole shares; no fractional shares will be issuable upon exercise of any Option granted under the Plan. Fractional Options shall be rounded down to the nearest whole share number.

                  (f) Method of Exercising Options. Options shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the election to exercise the option and the number of shares with respect to which it is being exercised, and shall be signed by the person exercising the option. Such notice shall be accompanied by payment in full of the exercise price for the number of Shares being purchased. Payment may be made in cash or by bank cashier's check or by tendering duly endorsed certificates for shares of the Company's Common Stock then owned by the optionholder. The Company shall deliver a certificate or certificates representing the Option Shares to the purchaser as soon as practicable after payment for those Shares has been received. If an Option is exercised by any person other than the optionholder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that are purchased and paid for in full upon the exercise of an Option shall be fully paid and non-assessable. The Board may determine that payment upon the exercise of an Option may be made with Shares owned by the Key Employee having a fair market value on the exercise date equivalent to the amount of payment, or any combination of cash and such Shares equal to such amount.

                  (g) No Rights of a Shareholder. An optionholder shall have no rights as a shareholder with respect to shares covered by an Option. No adjustment will be made for cash dividends for which the record date is prior to the date a stock certificate is issued upon exercise of an Option. Upon such exercise of an Option, the holder of the Shares of Common Stock so received shall have all the rights of a shareholder of the Company as of the date of issuance.

5.       TERMINATION OF EMPLOYMENT; ASSIGNABILITY; DEATH

                  (a) Termination of Employment. If any optionholder ceases to be an employee of the Company other than for Retirement (as such is defined in Section 5(b)), death, disability or discharge for cause, such holder (or his successors in the case of the holder's death after the termination of employment) may, within three months after the date of termination, but in no event after the stated expiration date, purchase some or all of the Shares with respect to which such optionholder was entitled to exercise such Option on the date employment terminated; provided, that if after employment is terminated, the holder commits acts detrimental to the Company's interests, then the Option shall thereafter be void for all purposes.

                  (b) Retirement. If any optionholder (i) ceases to be an employee of the Company other than by reason of death, disability or discharge for cause; and (ii) has been continuously employed by the Company for five or more years; and is (iii) over fifty-nine and one-half (59-1/2) years of age (collectively referred to as "Retirement"), all of the options which have been granted to such optionholder prior to Retirement shall vest thirty (30) days after Retirement (the "Vested Options"). Such holder (or his successors in the case of the holder's death after Retirement) may, within three months after the date of Retirement or prior to the stated expiration date, whichever first occurs, purchase some or all of the Shares which such optionholder was entitled to exercise; provided, that (i) if the holder's employment is terminated for dishonesty or other acts detrimental to the Company's interests or for the holder's breach of any employment, confidentiality or other contract or agreement with the Company, or (ii) if after employment is terminated, the holder commits acts detrimental to the Company's interests, then the Option shall thereafter be void for all purposes.

                  (c) Assignability. No Option or the privileges conferred thereby shall be assignable or transferable by a holder other than by will or the laws of descent and distribution.

                  (d) Disability. If the optionholder is removed as an employee due to disability, the optionholder may exercise the Options, in whole or in part, to the extent they were exercisable on the date when the optionholder's employment terminated, at any time prior to the expiration date of the Options or within one year of the date of removal, whichever is earlier.

                  (e) Discharge for Cause. If an optionholder is removed as an employee of the Company for cause, the Options shall terminate upon receipt by the optionholder of a notice of such removal or on the effective date of the removal, whichever is earlier. The Board shall have the right to determine whether the optionholder has been discharged for cause for purposes of the Plan and the date of such discharge.

                  (f) Death of Holder. If optionholder dies while serving as an employee, an Option shall be exercisable until the stated expiration date thereof by the person or persons ("successors") to whom the holder's rights pass under will or by the laws of descent and distribution, but only to the extent that the holder was entitled to exercise the Option at the date of death. An Option may be exercised (and payment of the option price made in full) by the successors only after written notice to the Company, specifying the number of shares to be purchased. Such notice shall comply with the provisions of Section 4(e).

6.       CERTAIN ADJUSTMENTS

                  (a) Capital Adjustments. Except as limited by Section 422 of the Code, the aggregate number of Shares subject to the Plan, the number of Shares covered by outstanding Options, and the price per share stated in such Options shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Company of consideration therefor in money, services or property.

                  (b) Mergers, Etc. Except as limited by the provisions of
Section 422 of the Code, if the Company is the surviving corporation in any merger or consolidation, any Option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A dissolution or liquidation of the Company shall cause every Option outstanding hereunder to terminate, unless specifically provided otherwise by the Board. A merger or consolidation in which the Company is not the surviving corporation shall also cause every Option outstanding hereunder to terminate, unless specifically provided otherwise by the Board, but each holder shall have the right immediately prior to a merger or consolidation in which the Company is not the surviving corporation, to exercise such Option in whole or in part without regard to whether such Options have vested.

7.       COMPLIANCE WITH LEGAL REQUIREMENTS

                  (a) For Investment Only. If, at the time of exercise of this option, there is not in effect as to the Option Shares being purchased a registration statement under the Securities Act of 1933, as amended (or any successor statute) (collectively the "1933 Act"), then the exercise of this option shall be effective only upon receipt by the Company from the Key Employee (or his legal representatives or heirs) of a written representation that the Option Shares are being purchased for investment and not for distribution.

                  (b) Registration Statement Preparation. The Key Employee hereby agrees to supply the Company with such information and to cooperate with the Company, as the Company may reasonably request, in connection with the preparation and filing of the registration statements and amendments thereto under the Securities Act of 1933 and applicable state statutes and regulations applicable to the Option Shares. The Company shall not be liable for failure to issue any such Option Shares where such opinion of counsel cannot be obtained within the period specified for the exercise of the option, or where such registration is required in the opinion of counsel. If shares of Common Stock of the Company are, at the time of the exercise of this option, listed upon a securities exchange, the exercise of this option shall be contingent upon completion of the necessary steps to list the Option Shares being purchased upon such securities exchange.

                  (c) Additional Restrictions on Option Exercise. Key Employee may only exercise Options during the period commencing three days following the release for publication of quarterly or annual financial information regarding the Company and ending two weeks prior to the end of the then current fiscal quarter of the Company (the "Release Period").

                  A "release for publication" shall be deemed to be satisfied if the specified financial data appears:

                           (1) On a wire service;

                           (2) A financial news service;

                           (3) In a newspaper of general circulation; or

                           (4) Is otherwise made publicly available.

                  Notwithstanding any provision to the contrary contained herein, a Key Employee may exercise Options only so long as such exercise does not violate the law or any rule or regulation adopted by the appropriate governmental authority.

8.       MISCELLANEOUS

                  (a) No Funding. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure any payment under the Plan.

                  (b) New Mexico Law. The Plan and the Options shall be governed by the laws of the State of New Mexico.

                  (c) Modification of Grant, Vesting Date. Should April 1 in any given year fall on a day on which trading in the Shares is closed, the action which would have taken place on April 1 shall be delayed until the first day after April 1 that trading in the Shares commences.

                  (d) Withholding of Taxes. The Company shall have the right to deduct from any other compensation of the Grantee any federal, state or local income taxes (including FICA) required by law to be withheld with respect to the granting or exercise of any Options.

                  DATED as of the 23rd day of April, 1996 and effective as of June 28, 1995.

                                            MESA AIR GROUP, INC.


                                            By:
                                               --------------------------------
                                               W. Stephen Jackson
                                               Chief Financial Officer

ATTESTED BY:

By:
   ---------------------
     Secretary

                                  SCHEDULE "A"


                    Larry L. Risley, Chief Executive Officer

                    J. Clark Stevens, Chief Operating Officer

                   W. Stephen Jackson, Chief Financial Officer

                       Gary E. Risley, Chief Legal Officer

                                  SCHEDULE "B"


                                                    JUNE 28, 1995                     APRIL 1, 1996 AND 1997
               POSITION                            OPTION AMOUNTS                         OPTION AMOUNTS
------------------------------------------------------------------------------------------------------------------
MESA AIR GROUP, INC.:

Chief Executive Officer                                 300,000                                150,000

Chief Operating Officer                                 160,000                                 80,000

Chief Financial Officer                                 100,000                                 50,000

Chief Legal Officer                                     100,000                                 50,000

                                  SCHEDULE "C"


                             KEY EMPLOYEE POSITIONS
                              MESA AIR GROUP, INC.:


                             Chief Executive Officer

                             Chief Operating Officer

                             Chief Financial Officer

                               Chief Legal Officer

                        Vice President Airline Operations

                              Vice President Safety

                           Vice President Maintenance

                         Vice President Planning/Pricing

                     Vice President Corporate Communications

                              Corporate Controller

                          Director, Information Systems

                                   Tax Manager

                         Director, Corporate Accounting

                      Director, Revenue Accounting (Vacant)

                              Corporate Accountant

                            Special Projects Manager

                            Manager, Planning/Pricing

                (GREATER THAN) $150 MILLION DIVISION/SUBSIDIARY:

                                    President
                                 Vice President
                                   Controller

                        $100 MILLION DIVISION/SUBSIDIARY:

                                    President
                                 Vice President
                                   Controller

                  (LESS THAN) $100 MILLION DIVISION/SUBSIDIARY:

                                    President
                                 Vice President
                                   Controller

                                                                  APPENDIX "C-1"

                         FIRST AMENDMENT TO RESTATED AND
                          AMENDED MESA AIR GROUP, INC.
                           EMPLOYEE STOCK OPTION PLAN


                  This FIRST AMENDMENT TO RESTATED AND AMENDED MESA AIR GROUP, INC. EMPLOYEE STOCK OPTION PLAN (the "Amendment") is dated as of the effective date set forth below, by Mesa Air Group, Inc. (the "Company").

       RECITALS:

                  A. The Board of Directors of the Company adopted a Restated and Amended Employee Stock Option Plan to be effective as of June 28, 1995 (the "Employee Plan") and thereafter, on April 8, 1996, the Employee Plan was approved by the shareholders of the Company.

                  B. The Company believes that the annual issuance of stock options is an important factor in attracting, motivating and retaining qualified key employees essential to the success of the Company.

                  C. As of April 1, 1998, there were approximately 345,000 options available for grant pursuant to the Employee Plan.

                  D. The Company desires to increase the aggregate number of options available for issuance pursuant to the Employee Plan and to permit the granting of options to future senior officers not listed in the allocation table.

                  E. The Company desires to amend the Employee Plan to reflect changes in the law under which the Employee Plan is governed.

                  F. The Company has entered into employment agreements with the Chief Executive Officer and the Chief Financial Officer that necessitate amending the Employee Plan.

                  G. The Company desires to change the law governing the Employee Plan to reflect the change in the Company's domicile in 1996.

                  H. On June 1, 1998, the Board of Directors adopted this First Amendment to the Employee Plan subject to approval by the shareholders of the Company.

                  THEREFORE, the Employee Plan is hereby amended as follows:

                  1. Section 1(d) Formula Plan is hereby deleted in its entirety. The following language is substituted in its place:

                                    Formula Plan. This Plan may be administered
                  by the Board of Directors of the Company (the "Board"), the Compensation Committee or by any person or persons chosen by a majority of the Board. Grants or awards made pursuant to this Plan are to be made pursuant to the formula set forth in
                  Section 3 (the "Formula") which may be adjusted for non-Insiders at the sole discretion of the Compensation Committee upon the recommendation of the Chief Executive Officer.

                  2. Section 2(a) Description of Stock and Maximum Shares Allocated is hereby deleted in its entirety. The following language is substituted in its place:

                                    The stock subject to the provisions of this
                  Plan and issuable upon exercise of the Options are shares of the Company's Common Stock, no par value, which may be either unissued or treasury shares, as the Board may from time to time determine. Subject to adjustment as provided in Section 6, the aggregate number of shares of Common Stock covered by the Plan issuable upon exercise of all Options shall be four million three hundred thousand (4,300,000) Shares, which shares shall be reserved for use upon the exercise of the Options. The shares available for Options and all other shares of Common Stock of the Company shall be referred to as the "Shares."

                  3. Section 3(a) Eligible Persons is hereby deleted in its entirety. The following language is substituted in its place:

                                    (a) Eligible Persons. Options shall
                  automatically be granted to the Insiders listed on Schedule "A" in the amounts provided in Section 3(b) and on Schedule "B." Unless otherwise directed by the Chief Executive Officer, Options shall be granted to the persons, other than Insiders, who fill each of the positions listed on Schedule "C" attached hereto (all parties listed on Schedule "C" shall be referred to herein as "Key Employees").

                                    Notwithstanding Section 3(a) above, the
                  Compensation Committee, upon the recommendation of the Chief Executive Officer, may grant Options to officers other than those with positions listed on Schedule "A" or reduce the annual allocation of options to officers listed in Schedule "B" who are employed by the Company after August 1, 1998.

                                     C-1-2

                  4. Section 3(b) Date of Grants; Allotment; Adjustment is hereby deleted in its entirety. The following language is substituted in its place:

                                    Options shall be granted to Insiders in the
                  amounts set forth in Schedule "B" on April 1, 1998, 1999 and 2000; and, with respect to non-Insiders, on those same dates in amounts determined by the Chief Executive Officer of the Company. If an Insider is employed by the Company after April 1, 1998, Insider shall, upon the first day of employment, be granted a pro rata portion of the Options as set forth in the column labeled "April 1, 1999 and 2000" shown on Schedule "B" (collectively, the "Pro Rata Options") and Options shall be granted to such Insider on each succeeding April 1 in the amounts set forth in Schedule "B." The amount of Pro Rata Options to be granted to each Insider shall be calculated by dividing the number of days prior to April 1 by the number of days in the calendar year and multiplying the quotient by the number of Options listed in Schedule "B" to be allotted to that Insider.

                  5. Section 4(b) Amendments to Plan is hereby deleted in its entirety. The following language is substituted in its place:

                                    (b) Amendments to Plan. The approval of the
                  shareholders of the Company shall be required to (i) increase the aggregate number of shares of Common Stock subject to the Plan; (ii) modify the period within which Options may be granted, the exercise price or the terms upon which Options may be exercised if such terms or changes would be materially beneficial to the Optionholder; or (iii) increase the material benefits accruing to participants under the Plan. (Collectively, each of these changes in the Plan are referred to herein as "Material Amendments.") The Board may suspend or terminate the Plan at any time.

                  6. Section 5(a) Termination of Employment is hereby deleted in its entirety. The following language is substituted in its place:

                                    (a) Termination of Employment. If any
                  optionholder ceases to be an Employee of the Company other than for Retirement (as such is defined in Section 5(b)), death, disability, termination by the Company "Without Good Cause" (with respect to Employees subject to employment agreements with the Company), termination by the Employee for "Good Reason" (with respect to Employees subject to employment agreements with the Company) or discharge for cause, such holder (or his successors in the case of the holder's death after the termination of employment) may, within three (3) months after the date of termination, but in no event after the stated expiration date, purchase some or all of the Shares with respect to which such

                                     C-1-3
                  optionholder was entitled to exercise such Option on the date employment terminated.

                  7. Section 5(b) Retirement is hereby deleted in its entirety. The following language is substituted in its place:

                                    (b) Retirement. If any optionholder (i)
                  ceases to be an employee of the Company other than by reason of death, disability or discharge for cause; and (ii) has been continuously employed by the Company for five or more years; and is (iii) over fifty-nine and one-half (59-1/2) years of age (collectively referred to as "Retirement"), all of the options which have been granted to such optionholder prior to Retirement shall vest thirty (30) days after Retirement (the "Vested Options"). Such holder (or his successors in the case of the holder's death after Retirement) may, within three months after the date of Retirement or prior to the stated expiration date, whichever first occurs, purchase some or all of the Shares which such optionholder was entitled to exercise; provided, that if after employment is terminated, the holder commits acts detrimental to the Company's interests, then the Option shall thereafter be void for all purposes.

                  8. Section 5 TERMINATION OF EMPLOYMENT; ASSIGNABILITY; DEATH shall be amended to include the following language:

                                    (g) Termination of Key Employee.
                  Notwithstanding any language contained in Section 5(a), upon the termination of any Key Employee (with whom the Company has entered into an Employment Agreement) for Good Reason by the Key Employee or Without Cause by the Company, as those terms are defined in such Employment Agreement, all Options granted on or prior to the date of termination shall immediately vest and any risk of forfeiture with respect thereto shall be deemed to have lapsed.

                  9. Section 8(b) New Mexico Law is hereby deleted in its entirety. The following language is substituted in its place:

                                    (b) Nevada Law. The Plan and the Options
                  shall be governed by the laws of the State of Nevada.

                                     C-1-4

                  10. Schedule A is hereby deleted in its entirety. The following language is substituted in its place:

                           Jonathan G. Ornstein, Chief Executive Officer
                           J. Clark Stevens, Chief Operating Officer
                           Blaine M. Jones, Chief Financial Officer
                           Gary E. Risley, Chief Legal Officer

                  11. Schedule B is hereby deleted in its entirety. The following language is substituted in its place:

                                  SCHEDULE "B"

                                                    APRIL 1, 1998                     APRIL 1, 1999 AND 2000
               POSITION                            OPTION AMOUNTS                         OPTION AMOUNTS
---------------------------------------------------------------------------------------------------------------------
MESA AIR GROUP, INC.:

Chief Executive Officer                                     0                                      0

Chief Operating Officer                                80,000                                 80,000

Chief Financial Officer                                50,000 (1)                                  0

Chief Legal Officer                                    50,000                                 50,000

--------------------
(1) Granted to W. Stephen Jackson before his resignation.


                  DATED as of the 1st day of June, 1998 and effective as of April 1, 1998, except with respect to Section 5(g) which shall not be effective until August 1, 1998.


                                            MESA AIR GROUP, INC.


                                            By:
                                               --------------------------------
                                               Blaine M. Jones
                                               Chief Financial Officer

ATTESTED BY:


By:
   ---------------------
     Gary E. Risley
     Secretary

                                     C-1-5

                                                                    APPENDIX "D"

                            INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (the "Agreement") is dated as of September 10, 1997 and effective as of the 6th day of June, 1997, by and between Mesa Air Group, Inc., a Nevada corporation (the "Company"), and the undersigned officer or director of the Company (the "Indemnitee").

        RECITALS:

        A. The Company believes it is important to attract nationally recognized independent directors and to retain the services of the directors and officers responsible for its day-to-day operations. To attract and retain capable directors and officers of the Company, the Company desires to enter into indemnification agreements with its directors and officers.

        B. Since the Company reincorporated in the State of Nevada, the Company and the officers and directors of the Company need to enter into new indemnification agreements to comply with Nevada law.

        C. Indemnitee is a director or officer of the Company.

        D. The Bylaws permit the Company to indemnify its directors and officers and Indemnitee has agreed to serve as a director or officer of the Company in part in reliance on the availability of such indemnification.

        NOW, THEREFORE, in consideration of the service of Indemnitee as an officer or director of the Company and other good and valuable consideration, the Company and the undersigned hereby agree:

        AGREEMENTS:

        1. OBLIGATION TO INDEMNIFY. Subject to the limitations and conditions set forth in this Agreement, the Company hereby agrees to indemnify Indemnitee for, and hold Indemnitee harmless from and against, any loss, cost, or other damages of whatever nature, including, but not limited to, judgments, penalties, excise and similar taxes, fines, settlements, attorneys' fees, and reasonable expenses and costs ("Damages") incurred by Indemnitee because Indemnitee was, is, or is threatened to be made, a named defendant or respondent or is a witness or participant in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal of such an action, suit or proceeding, or any inquiry or investigation which could lead to such an action, suit, or proceeding (any of the foregoing being referred to herein as a "Proceeding") because (a) Indemnitee is or was an officer or a director of the Company or, (b) Indemnitee serves or served the Company in any other official capacity or at the Company's request, served another corporation in any official capacity; provided that, in either case, Indemnitee is either wholly successful on the merits or otherwise in defense of the Proceedings, or (x) Indemnitee conducted himself in good faith; (y) reasonably believed (in the case of conduct in his official capacity as an officer or director) that his conduct was in the best interests of the Company and (in all other instances) that his conduct was at least not opposed to the best interests of the Company; and (z) in the case of any criminal proceeding, Indemnitee had no reasonable cause to believe his conduct was unlawful.

        Termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or the equivalent thereof, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth above.

        2. CONDITIONS AND LIMITATIONS. The Company's obligation to indemnify Indemnitee, and hold Indemnitee harmless pursuant to Section 1 of this Agreement is subject to the following conditions and limitations:

        (a) Determination that Indemnitee meets the conditions for indemnification specified in Section 1 hereof or elsewhere in this Agreement must be made by (i) a majority vote of a quorum of the Board of Directors of the Company who at the time of the vote are not named defendants or respondents in the Proceeding ("Disinterested Quorum"); (ii) by written opinion of independent legal counsel selected by the Disinterested Quorum if the Disinterested Quorum so orders or if the Company cannot attain a Disinterested Quorum; or (iii) by the shareholders.

        (b) Indemnitee may not be indemnified for Damages resulting from or incurred in connection with a Proceeding in which Indemnitee is found liable to the Company or pays an amount to the Company to settle the Proceeding; provided, however, that the Company may still indemnify the Indemnitee for reasonable expenses actually incurred by the Indemnitee or pays a settlement to the Company if the Indemnitee is fairly and reasonably entitled to the indemnity as the court deems proper, as long as Indemnitee shall not have been found liable for intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action. A person shall be found liable in respect of any claim, issue or matter listed above only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

        Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as set forth in Section 2(a) above, except if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in Section 2(a)(ii) of this Section for the selection of such counsel.

        (c) In no event shall the Company be required to indemnify Indemnitee for Damages which it is prohibited from providing by federal or state law, regulation, or judicially established public policy.

        3. ADVANCEMENT OF EXPENSES. Not later that thirty (30) days after written demand is presented to the Company, reasonable expenses incurred by Indemnitee in connection with a Proceeding in which he is, or is threatened to be, named as a defendant or respondent, witness or participant shall be paid by the Company, or promptly reimbursed, in advance of a final disposition of the Proceeding and without any of the determinations required by (2)(a) above, if Indemnitee affirms in writing to the Company that (i) in good faith, he believes he meets the standards of conduct and other conditions required to be satisfied be entitled to indemnification; (ii) undertakes in writing to repay such amounts if it is ultimately determined that he has not met such requirements and conditions; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Agreement.

        The undertaking required by Section 3(ii) above shall be an unlimited general obligation of the officer or director, but may not be secured and may be accepted without reference to financial ability to make repayment. Determination and authorizations of payments under this Section 3 shall be made in the manner specified in Section 2(a).

        4. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        5. INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING THIS AGREEMENT. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees), and, if requested and confirmed in writing by Indemnitee, will (within ten (10) business days of that request) advance those expenses to Indemnitee which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of expenses by the Company under this Agreement or any other agreement or under applicable law or the Company's Articles of Incorporation or Bylaws now or subsequently in effect relating to indemnification or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, advance expense payment or insurance recovery, as appropriate.

        6. BURDEN OF PROOF. In any action for indemnification, the burden of proving that indemnification is not required under this Agreement shall be on the Company.

        7. AMENDMENT AND WAIVER OF THIS AGREEMENT. Unless executed in writing by both of the parties to this Agreement, no supplement, modification or amendment of this Agreement will be binding nor shall any waiver of any of the provisions of this Agreement be deemed or constitute a waiver of any provisions of this Agreement (whether or not similar) nor will that waiver constitute a continuing waiver.

        8. NO DUPLICATION OF PAYMENTS. The Company will not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.

        9. SETTLEMENT OF CLAIMS. The Company will not be liable to indemnify under this Agreement for any amounts paid in settlement of any action or claim effected without the Company's written consent. The Company will not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement. The Company will not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of that Proceeding.

        10. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company will require and cause any successor to all or substantially all of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall cover any and all acts performed by Indemnitee while serving as an officer or director of the Company regardless of whether Indemnitee's service as a director or officer of the Company has been terminated.

        11. SEVERABILITY. If any of the provisions of this Agreement are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Agreement will be severable and will remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

        12. GOVERNING LAW. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in the State of Nevada without giving effect to the principles of conflicts of laws.

        13. CUMULATIVE RIGHT. Nothing herein shall be deemed to diminish or otherwise restrict the right of Indemnitee to indemnification under any provision of the Articles of Incorporation or Bylaws of the Company or under Nevada law.

        14. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto. No representations, inducements, promises, or agreements, oral or otherwise, which are not embodied in this Agreement shall be of any force or effect. No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. Notwithstanding any language contained herein to the contrary, if the Shareholders of the Company fail to approve this Agreement at the next annual shareholders meeting, any other agreement indemnifying Indemnitee shall be valid and retroactively apply back to the date of this Agreement.

        15. MUTUAL ACKNOWLEDGMENT. Both the Company and the Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. The Company and the Indemnitee acknowledge that the U.S. Securities and Exchange Commission ("SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company may be required to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify the Indemnitee.

        16. EFFECTIVE DATE. This Agreement will be of full force and effect immediately upon its execution as of the date specified on page 1 of this Agreement; provided however, that the Board of Directors of the Company intends to submit this Agreement to the shareholders of the Company at the Company's next annual meeting of shareholders for ratification and will recommend that the shareholders ratify the Agreement. If the shareholders of the Company fail to ratify this Agreement, the Company, in its sole discretion, may terminate the Agreement as of a date not sooner than the date of the next annual meeting of the Company's shareholders and the Agreement will be of no further force or effect.

                                            COMPANY:

                                            MESA AIR GROUP, INC.



                                            By:
                                               --------------------------------
                                               Chairman of the Board of
                                                 Directors



                                            INDEMNITEE:



                                            By:
                                               --------------------------------

                                               --------------------------------

                                                                    APPENDIX "E"

                            INDEMNIFICATION AGREEMENT

                  MESA AIRLINES, INC., a New Mexico corporation (the "Company"), and ______________ (the "Indemnitee") agree:

                    1. Recitals.

                           A. It is essential to the Company's best interests to
attract and retain as directors and officers of the Company the most capable persons available;

                           B. Indemnitee is a director or officer of the
Company;

                           C. Both the Company and Indemnitee recognize the
increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment;

                           D. The Bylaws of the Company require the Company to
indemnify and advance expenses to its directors to the fullest extent permitted by the New Mexico Business Corporation Act and Indemnitee has been serving and continues to serve as a director or officer of the Company in part in reliance on those Bylaws;

                           E. The Company recognizes and acknowledges
Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner and Indemnitee's reliance on the indemnification provisions of the Company's Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by those Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Company's Articles of Incorporation or its Bylaws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), and in order to induce Indemnitee to continue to provide services to the Company as a director or officer, the Company wishes to provide this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) as set forth in this Indemnification Agreement (the "Agreement"), and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

                    2. Consideration.

                           In consideration of the above-stated Recitals,
Indemnitee's continuing to serve the Company directly or, at its request, with another enterprise, and other valuable consideration, the Company agrees to provide Indemnification to Indemnitee as set forth in this Agreement.

                    3. Definitions.

                           A. "Change in Control" will be deemed to have
occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of that period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, entity or person, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately before that merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the Company of the surviving or successor entity) at least 80% of the total voting power represented by the Voting Securities of the Company or the surviving or successor entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale, transfer or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

                           B. "Expense" will include, but not be limited to,
attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Proceeding relating to any Indemnifiable Event.

                           C. "Indemnifiable Event" means any event or
occurrence that takes place either before or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any of those capacities.

                           D. "Potential Change in Control" will be deemed to
have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in that capacity or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of those securities by 5% or more over the percentage owned by that person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                           E. "Proceeding" means any threatened, pending or
completed action, suit or proceeding, or any inquiry, hearing or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

                           F. "Reviewing Party" means any appropriate person or
body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board of Directors (including the "Independent Counsel" referred to in Section 5) who is not a party to the particular Proceeding with respect to which Indemnitee is seeking Indemnification.

                           G. "Voting Securities" means any securities of the
Company which vote generally in the election of directors.

                    4. Agreement to Indemnify.

                           A. If Indemnitee was, is or becomes a party to or
witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company will indemnify Indemnitee to the fullest extent permitted by law, as soon as practicable, but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of that Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (including the creation of the Trust). Notwithstanding anything in this Agreement to the contrary and except as provided in Section 7, before a Change in Control Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of that Proceeding. If so requested by Indemnitee, the Company will advance (within ten business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

                           B. Notwithstanding the foregoing, (i) the obligations
of the Company under Section 4A will be subject to the condition that the Reviewing Party will not have determined (in a written opinion, in any case in which the Independent Counsel referred to in Section 5 of this Agreement is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 4A will be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company will be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all those amounts previously paid or advanced; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law will not be binding and Indemnitee will not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect to that legal proceeding (as to which all rights of appeal from that proceeding have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for Expense Advances will be unsecured and no interest will be charged on those Expense Advances to be reimbursed. If there has not been a Change in Control, the Reviewing Party will be selected by the Board of Directors, and if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately before that Change in Control), the Reviewing Party will be the Independent Counsel referred to in Section 5 of this Agreement. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee will have the right to commence litigation in any court in the State of New Mexico having subject matter jurisdiction over the matter, and in which venue is proper, seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect of the determination of the Reviewing Party, and the Company hereby consents to service of process and to appear in any such proceeding. Otherwise any determination by the Reviewing Party will be conclusive and binding on the Company and Indemnitee.

                    5. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately before that Change in Control), then with respect to all matters arising after that Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company's Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company will seek legal advice only from Independent Counsel (the "Independent Counsel") selected by Indemnitee and approved by the Company (which approval will not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee (other than in connection with these matters) within the last five years. The Independent Counsel will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Independent Counsel, among other things, will render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant to this Agreement.

                    6. Establishment of Trust. If a Potential Change in Control exists or occurs, the Company will, upon written request by Indemnitee, create a Trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee will fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Proceeding relating to an Indemnifiable event, and any and all judgments, fines, penalties and settlement amounts of any and all Proceedings relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation will be determined by the Reviewing Party in any case in which the Independent Counsel referred to above is involved. The terms of the Trust will provide that upon a Change in Control
(i) the Trust will not be revoked or the principal of the Trust invaded without the written consent of Indemnitee, (ii) the Trustee will advance, within ten business days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee agrees to reimburse the Trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 4B of this Agreement), (iii) the Trust will continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee will promptly pay to Indemnitee all amounts for which Indemnitee will be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust will revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee will be chosen by Indemnitee. Nothing in this Section 6 will relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust will be reported as income by the Company for federal, state, local and foreign tax purposes.

                    7. Indemnification for Expenses Incurred in Enforcing this Agreement. The Company will indemnify Indemnitee against any and all expenses

(including attorneys' fees), and, if requested and confirmed in writing by Indemnitee, will (within ten business days of that request) advance those expenses to Indemnitee which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company's Articles of Incorporation or Bylaws now or subsequently in effect relating to indemnification for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, advance expense payment or insurance recovery, as the case may be.

                    8. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgment, fines, penalties and amounts paid in settlement of a Proceeding but not, however, for all of the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion of those expenditures to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee will be indemnified against all Expenses incurred in connection with those Proceedings.

                    9. Defense to Indemnification, Burden of Proof and Presumptions. It will be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that Indemnitee has not met the standards of conduct that make it permissible under the New Mexico Business Corporation Act for the Company to indemnify Indemnitee for the amount claimed. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving the defense will be on the Company. Neither the failure of the Company (including its Board of Directors, Independent Counsel, or its stockholders) to have made a determination before the commencement of the action by Indemnitee that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the New Mexico Business Corporation Act, nor an actual determination by the Company (including its Board of Directors, Independent Counsel, or its stockholders) that Indemnitee had not met that applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

                    10. Non-Exclusivity. The rights of Indemnitee under this Agreement will be in addition to any other rights Indemnitee may have under the Company's Articles of Incorporation or Bylaws or the New Mexico Business Corporation Act or otherwise. If the New Mexico Business Corporation Act is changed (whether by statute or judicial decision) to permit greater indemnification by agreement than would be afforded currently under the Company's Articles of Incorporation or Bylaws and this Agreement, it is the intent of the parties to this Agreement that Indemnitee will enjoy under this Agreement the greater benefits afforded by that change.

                    11. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee will be covered by that policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

                    12. Period of Limitations. No legal action will be brought and no cause of action will be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of that cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate will be extinguished and deemed released unless asserted by the timely filing of a legal action within that period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, that shorter period will govern.

                    13. Amendment of this Agreement. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both of the parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any provisions of this Agreement (whether or not similar) nor will that waiver constitute a continuing waiver.

                    14. Subrogation. If any payment is made under this Agreement, the Company will be subrogated to the extent of that payment to all the rights of recovery of Indemnitee, who will execute all papers required and will do everything that may be necessary to secure those rights, including the execution of any documents necessary to enable the Company effectively to bring suit to enforce these rights.

                    15. No Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.

                    16. Settlement of Claims. The Company will not be liable to indemnify under this Agreement for any amounts paid in settlement of any action or claim effected without the Company's written consent. The Company will not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement. The Company will not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of that action.

                    17. Binding Effect. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs and personal and legal representatives. The Company will require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement will continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company's request.

                    18. Severability. If any of the provisions of this (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Agreement will be severable and will will remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that it is not itself invalid, void or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                    19. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New Mexico applicable to contracts made and to be performed in the State of New Mexico without giving effect to the principles of conflicts of laws.

                    20. Effective Date. This Agreement will be of full force and effect immediately upon its execution; provided however, that the Board of Directors of the Company intends to place this Agreement before the shareholders of the Company at the Company's next annual meeting of shareholders for ratification and will recommend that the shareholders do ratify the Agreement. If the shareholders of the Company fail to ratify this Agreement, the Company, in its sole discretion, may terminate the Agreement as of a date not sooner than the date of the next annual meeting of the Company's shareholders and the Agreement will be of no further force or effect. The effective date of this Agreement is _________________.


                                            COMPANY:

                                            MESA AIRLINES, INC.

                                            By:
                                               --------------------------------
                                               Its:
                                                   ----------------------------


                                            INDEMNITEE:


                                            -----------------------------------

                                            -----------------------------------

                                      PROXY
                              MESA AIR GROUP, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS, JULY 24, 1998

The undersigned hereby appoints Blaine M. Jones and Gary E. Risley as proxies with full power of substitution to represent the undersigned and to vote all shares of Common Stock of Mesa Air Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on July 24, 1998 or any adjournments thereof.

1. Election of nine Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and shall duly qualify.

                                                    Withhold                                                       Withhold
                             For        Against     Authority                               For        Against     Authority
    Paul R. Madden        ___________ ___________  ___________     Jack Braly           ___________  ___________  ___________
    James E. Swigart      ___________ ___________  ___________     Herbert A. Denton    ___________  ___________  ___________
    Jonathan G. Ornstein  ___________ ___________  ___________     Richard R. Fogleman  ___________  ___________  ___________
    J. Clark Stevens      ___________ ___________  ___________     Larry L. Risley      ___________  ___________  ___________
    Daniel J. Altobello   ___________ ___________  ___________                          ___________  ___________  ___________

2.       PROPOSAL to approve the Key Officer Stock Option Plan.

          FOR _____________ AGAINST _____________ ABSTAIN _____________

3.       PROPOSAL to approve the Outside Directors' Stock Option Plan.

          FOR _____________ AGAINST _____________ ABSTAIN _____________

4.       PROPOSAL to approve amendment to 1996 Employee Stock Option Plan.

          FOR _____________ AGAINST _____________ ABSTAIN _____________

5. PROPOSAL to ratify the Indemnification Agreements for the officers and directors.

          FOR _____________ AGAINST _____________ ABSTAIN _____________

6. PROPOSAL to ratify the selection of KPMG Peat Marwick LLP as independent auditors for fiscal 1998.

          FOR _____________ AGAINST _____________ ABSTAIN _____________

7.       PROPOSAL BY SHAREHOLDER to recommend hiring an investment banker.

          FOR _____________ AGAINST _____________ ABSTAIN _____________

8. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE ADOPTION OF PROPOSALS 2, 3, 4, 5 AND 6 BUT AGAINST THE ADOPTION OF PROPOSAL 7.

         MESA'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS, "FOR" PROPOSAL 2 TO APPROVE THE COMPANY'S KEY OFFICER STOCK OPTION PLAN, "FOR" PROPOSAL 3 TO APPROVE THE COMPANY'S OUTSIDE DIRECTORS' STOCK OPTION PLAN, "FOR" PROPOSAL 4 TO AMEND THE COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN, "FOR" PROPOSAL 5 TO RATIFY THE INDEMNIFICATION AGREEMENTS FOR THE OFFICERS AND DIRECTORS, "FOR" PROPOSAL 6 TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR FISCAL 1998 AND "AGAINST" PROPOSAL 7 TO HIRE AN INVESTMENT BANKER.

Please sign exactly as name appears on the mailing label. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

                              Dated:____________________________________________

                              __________________________________________________
                              Signature

                              __________________________________________________
                              Signature, if held jointly

                           (If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.)

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY
                          USING THE ENCLOSED ENVELOPE.